                                                                   EXHIBIT T3C

                   LOEWEN GROUP INTERNATIONAL, INC., as Issuer



                                       and





          WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee





                                    INDENTURE



             Dated as of [EFFECTIVE DATE OF PLAN OF REORGANIZATION]







                                 $325,000,000(1)



              12 1/4% Senior Notes due [THE SEVENTH ANNIVERSARY OF
                 EFFECTIVE DATE OF THE PLAN OF REORGANIZATION]


----------

(1) Subject to adjustment as required under the Plan of Reorganization to reflect rounding adjustments (see Section 2.17); furthermore, if the Minimum Cash Distribution Amount (as defined in the Plan of Reorganization) is less than $35 million, the original principal amount will be increased by an amount equal to the lesser of (i) the amount by which $35 million exceeds the Excess Cash Distribution Amount (as defined in the Plan of Reorganization) and (ii)
$5 million.

                                TABLE OF CONTENTS



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ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.................................................1

   SECTION 1.01     DEFINITIONS...................................................................................1
   SECTION 1.02     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT............................................13
   SECTION 1.03     RULES OF CONSTRUCTION........................................................................13

ARTICLE 2 THE SEVEN-YEAR NOTES...................................................................................14

   SECTION 2.01     ISSUANCE OF SEVEN-YEAR NOTES.................................................................14
   SECTION 2.02     RESTRICTIVE LEGEND...........................................................................15
   SECTION 2.03     EXECUTION AND AUTHENTICATION.................................................................16
   SECTION 2.04     REGISTRAR AND PAYING AGENT...................................................................16
   SECTION 2.05     PAYING AGENT TO HOLD MONEY IN TRUST..........................................................16
   SECTION 2.06     NOTEHOLDER LISTS.............................................................................17
   SECTION 2.07     TRANSFER AND EXCHANGE........................................................................17
   SECTION 2.08     REPLACEMENT NOTES............................................................................17
   SECTION 2.09     BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE........................................................17
   SECTION 2.10     OUTSTANDING SEVEN-YEAR NOTES.................................................................18
   SECTION 2.11     TREASURY NOTES...............................................................................18
   SECTION 2.12     TEMPORARY NOTES..............................................................................19
   SECTION 2.13     CANCELLATION.................................................................................19
   SECTION 2.14     DEFAULTED INTEREST...........................................................................19
   SECTION 2.15     CUSIP NUMBER.................................................................................19
   SECTION 2.16     DEPOSIT OF MONEYS............................................................................19
   SECTION 2.17     ISSUANCE OF NOTES IN EXCESS OF $250,000,000 PURSUANT TO PLAN OF REORGANIZATION...............20

ARTICLE 3 REDEMPTION OF SEVEN-YEAR NOTES.........................................................................20

   SECTION 3.01     OPTIONAL REDEMPTION..........................................................................20
   SECTION 3.02     [INTENTIONALLY OMITTED]......................................................................20
   SECTION 3.03     SELECTION OF SEVEN-YEAR NOTES TO BE REDEEMED.................................................20
   SECTION 3.04     NOTICE OF REDEMPTION.........................................................................21
   SECTION 3.05     EFFECT OF NOTICE OF REDEMPTION...............................................................21
   SECTION 3.06     DEPOSIT OF REDEMPTION PRICE..................................................................21
   SECTION 3.07     SEVEN-YEAR NOTES REDEEMED OR PURCHASED IN PART...............................................22

ARTICLE 4 COVENANTS..............................................................................................22

   SECTION 4.01     PAYMENT OF SEVEN-YEAR NOTES..................................................................22
   SECTION 4.02     MAINTENANCE OF OFFICE OR AGENCY..............................................................22
   SECTION 4.03     CORPORATE EXISTENCE..........................................................................23
   SECTION 4.04     PAYMENT OF TAXES AND OTHER CLAIMS............................................................23
   SECTION 4.05     MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW.................23
   SECTION 4.06     COMPLIANCE CERTIFICATES......................................................................24
   SECTION 4.07     LIMITATION ON INDEBTEDNESS...................................................................24
   SECTION 4.08     LIMITATION ON RESTRICTED PAYMENTS............................................................24
   SECTION 4.09     LIMITATION ON ISSUANCES AND SALE OF STOCK BY RESTRICTED SUBSIDIARIES.........................26
   SECTION 4.10     LIMITATION ON LIENS..........................................................................27

   SECTION 4.11     CHANGE OF CONTROL............................................................................27
   SECTION 4.12     DISPOSITION OF PROCEEDS OF ASSET SALES.......................................................28
   SECTION 4.13     LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS...........................................30
   SECTION 4.14     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES................30
   SECTION 4.15     FUTURE GUARANTORS............................................................................31
   SECTION 4.16     RATINGS......................................................................................31
   SECTION 4.17     COMMISSION REPORTS...........................................................................31
   SECTION 4.18     RULE 144A INFORMATION REQUIREMENT............................................................31
   SECTION 4.19     WAIVER OF STAY, EXTENSION OR USURY LAWS......................................................31

ARTICLE 5 SUCCESSOR CORPORATION..................................................................................32

   SECTION 5.01     WHEN LGII MAY MERGE, ETC. ...................................................................32
   SECTION 5.02     SUCCESSOR SUBSTITUTED........................................................................32

ARTICLE 6 REMEDIES...............................................................................................33

   SECTION 6.01     EVENTS OF DEFAULT............................................................................33
   SECTION 6.02     ACCELERATION.................................................................................34
   SECTION 6.03     OTHER REMEDIES...............................................................................35
   SECTION 6.04     WAIVER OF PAST DEFAULTS......................................................................35
   SECTION 6.05     CONTROL BY MAJORITY..........................................................................35
   SECTION 6.06     LIMITATION ON SUITS..........................................................................36
   SECTION 6.07     RIGHT OF HOLDERS TO RECEIVE PAYMENT..........................................................36
   SECTION 6.08     COLLECTION SUIT BY TRUSTEE...................................................................36
   SECTION 6.09     TRUSTEE MAY FILE PROOFS OF CLAIMS............................................................36
   SECTION 6.10     PRIORITIES...................................................................................37
   SECTION 6.11     UNDERTAKING FOR COSTS........................................................................37
   SECTION 6.12     RESTORATION OF RIGHTS AND REMEDIES...........................................................37

ARTICLE 7 TRUSTEE................................................................................................37

   SECTION 7.01     DUTIES.......................................................................................37
   SECTION 7.02     RIGHTS OF TRUSTEE............................................................................38
   SECTION 7.03     INDIVIDUAL RIGHTS OF TRUSTEE.................................................................39
   SECTION 7.04     TRUSTEE'S DISCLAIMER.........................................................................39
   SECTION 7.05     NOTICE OF DEFAULT............................................................................39
   SECTION 7.06     MONEY HELD IN TRUST..........................................................................39
   SECTION 7.07     REPORTS BY TRUSTEE TO HOLDERS................................................................39
   SECTION 7.08     COMPENSATION AND INDEMNITY...................................................................40
   SECTION 7.09     REPLACEMENT OF TRUSTEE.......................................................................40
   SECTION 7.10     SUCCESSOR TRUSTEE BY MERGER, ETC. ...........................................................41
   SECTION 7.11     ELIGIBILITY; DISQUALIFICATION................................................................41
   SECTION 7.12     PREFERENTIAL COLLECTION OF CLAIMS AGAINST LGII...............................................41

ARTICLE 8 SATISFACTION AND DISCHARGE OF INDENTURE................................................................41

   SECTION 8.01     TERMINATION OF THE OBLIGATION OF LGII........................................................41
   SECTION 8.02     LEGAL DEFEASANCE AND COVENANT DEFEASANCE.....................................................42
   SECTION 8.03     APPLICATION OF TRUST MONEY...................................................................45
   SECTION 8.04     REPAYMENT TO LGII............................................................................45
   SECTION 8.05     REINSTATEMENT................................................................................45

ARTICLE 9 AMENDMENTS, SUPPLEMENTS AND WAIVERS....................................................................45

   SECTION 9.01     WITHOUT CONSENT OF HOLDERS...................................................................45
   SECTION 9.02     WITH CONSENT OF HOLDERS......................................................................46
   SECTION 9.03     COMPLIANCE WITH TRUST INDENTURE ACT..........................................................46
   SECTION 9.04     REVOCATION AND EFFECT OF CONSENTS............................................................47
   SECTION 9.05     NOTATION ON OR EXCHANGE OF SEVEN-YEAR NOTES..................................................47
   SECTION 9.06     TRUSTEE MAY SIGN AMENDMENTS, ETC. ...........................................................47

ARTICLE 10 [INTENTIONALLY OMITTED]...............................................................................47


ARTICLE 11 MISCELLANEOUS.........................................................................................47

   SECTION 11.01    TRUST INDENTURE ACT OF 1939..................................................................47
   SECTION 11.02    NOTICES......................................................................................48
   SECTION 11.03    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS..................................................49
   SECTION 11.04    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...........................................49
   SECTION 11.05    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION................................................49
   SECTION 11.06    RULES BY TRUSTEE, PAYING AGENT, REGISTRAR....................................................49
   SECTION 11.07    GOVERNING LAW................................................................................49
   SECTION 11.08    CONSENT TO SERVICE OF PROCESS................................................................49
   SECTION 11.09    NO INTERPRETATION OF OTHER AGREEMENTS........................................................50
   SECTION 11.10    NO RECOURSE AGAINST OTHERS...................................................................50
   SECTION 11.11    SUCCESSORS...................................................................................50
   SECTION 11.12    DUPLICATE ORIGINALS..........................................................................50
   SECTION 11.13    SEPARABILITY.................................................................................50
   SECTION 11.14    TABLE OF CONTENTS, HEADINGS, ETC. ...........................................................50
   SECTION 11.15    BENEFITS OF INDENTURE........................................................................50

ARTICLE 12 SUBSIDIARY GUARANTIES.................................................................................51

   SECTION 12.01    GUARANTIES...................................................................................51
   SECTION 12.02    LIMITATION ON LIABILITY......................................................................52
   SECTION 12.03    SUCCESSORS AND ASSIGNS.......................................................................52
   SECTION 12.04    NO WAIVER....................................................................................52
   SECTION 12.05    MODIFICATION.................................................................................52
   SECTION 12.06    RELEASE OF SUBSIDIARY GUARANTOR..............................................................52


SCHEDULE A                 SUBSIDIARY GUARANTORS
SCHEDULE 4.12              NON-CASH DISPOSABLE ASSETS

EXHIBIT A                  FORM OF GLOBAL NOTE
EXHIBIT B                  FORM OF PHYSICAL NOTE

         INDENTURE, dated as of [THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION], among Loewen Group International, Inc., a Delaware corporation ("LGII"), the Subsidiary Guarantors (as defined herein) who are or may hereafter become parties to this Indenture, and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "TRUSTEE").

         Each party hereto agrees as follows for the benefit of each other party and, except as otherwise provided herein, for the equal and ratable benefit of the Holders of LGII's 12 1/4% Senior Notes due [SEVENTH ANNIVERSARY OF THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION] (the "SEVEN-YEAR NOTES").

                                   ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01 DEFINITIONS.

         "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a) assumed or created by LGII or any Restricted Subsidiary in connection with an Asset Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary of any other Person.

         "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

         "ASSET ACQUISITION" means (a) an Investment by LGII or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into LGII or any Restricted Subsidiary, (b) the acquisition by LGII or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person, or (c) the acquisition by LGII or any Restricted Subsidiary of any division or line of business of any Person (other than a Restricted Subsidiary); PROVIDED, HOWEVER, that no Restructuring Transaction shall be deemed to constitute an "ASSET ACQUISITION."

         "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any Person other than LGII or a Subsidiary Guarantor, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law), (b) all or substantially all of the properties and assets of any division or line of business of LGII or any Restricted Subsidiary, or (c) any other properties or assets of LGII or any Restricted Subsidiary other than properties and assets sold in the ordinary course of business; PROVIDED, HOWEVER, that no Restructuring Transaction shall be deemed to constitute an "ASSET SALE." Furthermore, for purposes of this definition, the term "ASSET SALE" shall not include any sales, transfers or other dispositions of equipment, tools or other assets (including Capital Stock of any Restricted Subsidiary) by LGII or any of its Restricted Subsidiaries not otherwise excluded from the definition of "ASSET SALE" in respect of which LGII and its Restricted Subsidiaries receive cash or property with an aggregate Fair Market Value of $100,000 or less.

         "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "BOARD OF DIRECTORS" means, except where otherwise clearly indicated, the board of directors of LGII or any duly authorized committee of such board.

         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of LGII to have been duly adopted by the Board of Directors of LGII and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, State of New York or the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to close.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person, and any rights, warrants or options exchangeable or exercisable for or convertible into such capital.

         "CAPITALIZED LEASE OBLIGATION" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "CASH EQUIVALENTS" means, at any time, (a) any evidence of Indebtedness with a maturity of 270 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and rated B or better by Thompson's Bankwatch (or an equivalent rating by a comparable rating agency); (c) certificates of deposit with a maturity of 270 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 270 days from the date of acquisition; PROVIDED that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

         "CHANGE OF CONTROL" means the occurrence on or after the Measurement Date of any of the following events: (a) any "PERSON" or "GROUP" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "BENEFICIAL OWNERSHIP" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total Voting Stock of LGII, under circumstances where the Permitted Holders (i) "BENEFICIALLY OWN" (as so defined) a lower percentage of the Voting Stock than such other "PERSON" or "GROUP" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of LGII; (b) LGII consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person, or another Person consolidates with, or merges with or into, LGII, in any such event pursuant to a transaction in which the outstanding Voting Stock of LGII is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of LGII is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by LGII as a Restricted Payment under the provisions hereof, and (ii) immediately after such transaction no "PERSON" or "GROUP" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "BENEFICIAL OWNERSHIP" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of LGII (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders or stockholders of LGII was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (including the failure of such individuals to be elected in a proxy contest involving a solicitation of proxies) to constitute a majority of the Board of Directors of LGII then in office; or (d) LGII is liquidated or dissolved or LGII or its stockholders adopts a plan of liquidation regarding LGII. Notwithstanding the foregoing, no Change of Control shall be deemed to result from any Restructuring Transaction.

         "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 4.11.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

         "COMMON STOCK" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common equity, whether outstanding at the Measurement Date or issued after the Measurement Date, and includes, without limitation, all series and classes of such common equity.

         "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the sum of Consolidated Net Income, plus the following to the extent deducted or not included in calculating such Consolidated Net Income:

              (a) all income tax expense;

              (b) Consolidated Net Interest Expense;

              (c) depreciation and amortization expense (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash on a prior period); and

              (d) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the most recent four full fiscal quarters preceding the date of the transaction for which financial statements are available (the "TRANSACTION DATE") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "PRIOR QUARTERS") to the aggregate amount of Consolidated Fixed Net Charges of such Person for the Prior Quarters. In addition to and without limitation of the foregoing, for purposes of this definition, "CONSOLIDATED EBITDA" and "CONSOLIDATED FIXED NET CHARGES" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Prior Quarters to and including the Transaction Date (the "REFERENCE PERIOD"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Material Asset Sales or Material Asset Acquisitions (including, without limitation, any Material Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Material Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Material Asset Sale or Material Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "CONSOLIDATED FIXED NET CHARGES" for purposes of determining the denominator (but not the numerator) of this "CONSOLIDATED FIXED CHARGE COVERAGE RATIO," (i) interest on outstanding Indebtedness determined on a fluctuating basis as at the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed or floating rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime, LIBOR, or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this calculation, a "MATERIAL ASSET ACQUISITION" is an Asset Acquisition that has a purchase price of $5,000,000 or more and a "MATERIAL ASSET SALE" is an Asset Sale that has a sale price of $5,000,000 or more.

         "CONSOLIDATED FIXED NET CHARGES" means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Net Interest Expense for such period, (b) scheduled mandatory principal payments of Indebtedness other than up to $35,000,000 of scheduled principal repayments of the Two-Year Notes, (c) the principal component of Capitalized Lease Obligations paid by such Person during such period, (d) cash dividends on Capital Stock paid by such Person during such period (excluding dividends paid to LGII or any Restricted Subsidiary), all as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INTEREST EXPENSE" means, with respect to any Person for any period, without duplication, the sum of (a) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount, (ii) the net cost under Interest Rate Protection Obligations, (iii) the interest portion of any deferred payment obligation, and (iv) all accrued interest and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP less (c) interest income of such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, including LGII and its Restricted Subsidiaries, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses, (b) the portion of net income (but not losses) of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries, (c) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (d) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries, and (e) the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders. All amounts and determinations under this definition shall be in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means, with respect to any Person at any date, the consolidated stockholders' equity (or equivalent) of such Person less the amount of such stockholders' equity (or equivalent) attributable to Redeemable Capital Stock of such Person and its Restricted Subsidiaries. All amounts and determinations under this definition shall be in accordance with GAAP.

         "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Restricted Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "CONSOLIDATED" shall have a meaning correlative to the foregoing.

         "CONTROL" means, with respect to any specified Person, the power to direct the management or policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located at Wells Fargo Bank Minnesota, N.A., Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, MN 55479, Attention: Corporate Trust - Loewen Administrator.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect LGII or any of its Restricted Subsidiaries against fluctuations in currency values.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means The Depositary Trust Company, its nominees and their respective successors.

         "EVENT OF DEFAULT" has the meaning set forth under Section 6.01 herein.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

         "EXIT FACILITY" means the [EXIT FACILITY], and the documents related thereto as such facility and documents may be amended, restated, supplemented or otherwise modified from time to time, and any successor or replacement facility or other Refinancing; in whole or in part thereof.

         "FAIR MARKET VALUE" means, with respect to any asset, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

         "FIVE-YEAR NOTES" means the securities issued under the Five-Year Indenture, as amended, modified or supplemented from time to time, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.

         "FIVE-YEAR INDENTURE" means the indenture, dated as of the date hereof, between LGII and Wells Fargo Bank Minnesota, National Association providing for the issuance of 11% senior secured notes due [THE FIFTH ANNIVERSARY OF THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION], as such indenture may be amended, modified, supplemented or restated in accordance with the terms hereof, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.

         "GAAP" means accounting principles generally accepted in the United States consistently applied.

         "GLOBAL NOTE" has the meaning set forth in Section 2.01.

         "GUARANTEE" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. The term "GUARANTEED" used as a verb has a corresponding meaning.

         "GUARANTEE AGREEMENT" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees LGII's obligations with respect to the Seven-Year Notes on the terms provided for in this indenture.

         "HOLDER" or "NOTEHOLDER" means the Person in whose name a Seven-Year
Note is registered on the Registrar's books.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services

(excluding current accounts payables and other accrued current liabilities incurred in the ordinary course of business and not past due), (c) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Capitalized Lease Obligations of such Person, (e) all obligations under or in respect of Currency Agreements and Interest Rate Protection Agreements of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party under letters of credit or banker's acceptances, (g) all Guarantees of obligations of others of the kind referred to in clauses (a) through (f) above, and (h) all obligations of others of the kind referred to in clauses (a) to (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person.

         "INDENTURE" means this Indenture, as amended, modified, supplemented or restated from time to time, and shall include the form and terms of Seven-Year Notes established as contemplated hereby.

         "INDEPENDENT FINANCIAL ADVISOR" means a firm (a) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in LGII and (b) that, in the judgment of the Board of Directors of LGII, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Seven-Year Notes, as set forth therein.

         "INTEREST RATE PROTECTION AGREEMENT" means any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "INTEREST RATE PROTECTION OBLIGATIONS" means the obligations of any Person under any Interest Rate Protection Agreement.

         "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit, including any advance, or capital contribution to, or guarantee of Indebtedness of, (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock (including securities not consisting of cash or cash equivalents and received in connection with an asset sale or other disposition of assets permitted hereunder), bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "INVESTMENTS" shall exclude extensions of trade credit by LGII and its Restricted Subsidiaries in the ordinary course of business in accordance with normal trade practices of LGII or such Restricted Subsidiary, as the case may be.

         "LIEN" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "MATURITY DATE" means, with respect to any Seven-Year Note, the date on which any principal of such Seven-Year Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "MEASUREMENT DATE" means [THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION].

         "MOODY'S" means Moody's Investors Service, Inc. and its successors and assignees.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to LGII or any Restricted Subsidiary) net of (a) reasonable and customary brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) amounts required to be paid to any person (other than LGII or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and (d) appropriate amounts to be provided by LGII or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by LGII or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that (i) excess amounts set aside for payment of taxes pursuant to clause (b) remaining after such taxes have been paid in full or the statute of limitations therefore has expired and (ii) amounts initially held in reserve pursuant to clause (d) no longer so held shall be Net Cash Proceeds.

         "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of LGII or any other executive officer of LGII whose office does not currently exist but is created after the Measurement Date.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of LGII and delivered to the Trustee.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to LGII, any Restricted Subsidiary of LGII or the Trustee.

         "PARI PASSU INDEBTEDNESS" means Indebtedness of LGII which ranks pari passu in right of payment with the Seven-Year Notes.

         "PAYING AGENT" has the meaning set forth in Section 2.04, except that, for the purposes of Section 4.11 and Articles 3 and 8, the Paying Agent shall not be LGII or a Subsidiary of LGII or any of their respective Affiliates.

         "PERMITTED HOLDERS" means Angelo Gordon & Co., Cerberus Capital Management, Franklin Mutual Advisers, LLP, GSCP Recovery, Inc. and Oaktree Capital Management, LLC [AND ANY OTHER PERSON RECEIVING GREATER THAN 10% OF THE OUTSTANDING NEW COMMON STOCK (AS DEFINED IN THE PLAN OF REORGANIZATION) ON THE MEASUREMENT DATE], each Affiliate of any of the foregoing, and any investment fund that is managed or advised by any of the foregoing.

         "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

              (a) Indebtedness under the Two-Year Notes, the Seven-Year Notes and the Unsecured Convertible Subordinated Notes;

              (b) Indebtedness of LGII and its Restricted Subsidiaries outstanding on the Measurement Date (which, with respect to Rosehills Holding Corp., a Delaware corporation, and its Subsidiaries, shall be deemed to include $75,000,000 of Indebtedness under a term facility maturing in 2003 and $80,000,000 of Indebtedness under senior subordinated notes maturing in 2004, regardless of whether the entirety of such Indebtedness is outstanding on the Measurement Date) other than Indebtedness under the Exit Facility, the Two-Year Notes, the Five-Year Notes and the Unsecured Convertible Subordinated Notes;

              (c) Indebtedness of LGII under the Exit Facility and the Five-Year Notes in an aggregate principal amount at any one time outstanding not to exceed $350,000,000;

              (d) Interest Rate Protection Obligations of LGII covering Indebtedness of LGII and its Restricted Subsidiaries and Interest Rate Protection Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of any such Interest Rate Protection Obligations, (i) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under Section 4.07 and
(ii) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

              (e) Indebtedness under Currency Agreements; PROVIDED, HOWEVER, that, in the case of Currency Agreements that relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of LGII and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

              (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two Business Days of incurrence;

              (g) Indebtedness incurred in respect of surety bonds, performance bonds, guarantees, letters of credit, or similar obligations in lieu thereof provided in the ordinary course of business (including any Indebtedness resulting from compliance with federal or state laws, orders or regulations pertaining to funeral home, cemetery or crematory industries or operations);

              (h) Indebtedness of LGII and its Restricted Subsidiaries represented by letters of credit for the account of LGII and its Restricted Subsidiaries in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

              (i) (i) Indebtedness of LGII the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of LGII and its Restricted Subsidiaries and (ii) Indebtedness of any Restricted Subsidiary the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary, in each case other than the Indebtedness refinanced, redeemed or retired on the Measurement Date or Indebtedness contemplated by clause (d), (e), (f), (g) or (h) of this covenant; PROVIDED, HOWEVER, that (x) the principal amount of Indebtedness contemplated by this clause (i) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of LGII as necessary to accomplish such refinancing, plus the amount of expenses in connection therewith and (y) in the case of Indebtedness contemplated by this clause (i) to Refinance Indebtedness subordinated in right of payment to the Seven-Year Notes, such Refinanced Indebtedness constitutes Indebtedness subordinated in right of payment to the Seven-Year Notes to at least the same extent and has an average maturity not earlier than that of the Refinanced Indebtedness;

              (j) Indebtedness of LGII and its Restricted Subsidiaries represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of assets used in the business of LGII or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Refinancing thereof, not to exceed $25,000,000;

              (k) intercompany Indebtedness between or among LGII and any Restricted Subsidiaries;

              (l) the guarantee by LGII or any Restricted Subsidiary of Indebtedness of LGII or a Restricted Subsidiary contemplated by another clause of this definition on the same basis;

              (m) Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness permitted under Section 4.07;

              (n) Indebtedness of LGII and its Restricted Subsidiaries under Canadian or United Kingdom credit facilities in an aggregate principal amount at any one time outstanding not to exceed $20,000,000 and any Refinancing thereof; and

              (o) Indebtedness incurred pursuant to the Restructuring Transactions.

         "PERMITTED INVESTMENTS" means any of the following: (a) Investments in any Subsidiary Guarantor of LGII (including any Person that pursuant to such Investment becomes a Subsidiary Guarantor of LGII) and any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, LGII or any Subsidiary Guarantor of LGII at the time such Investment is made; (b) Investments in Cash Equivalents; (c) Investments in Currency Agreements on commercially reasonable terms entered into by LGII or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of LGII or its Restricted Subsidiaries to hedge against fluctuations in foreign exchange rates constituting Permitted Indebtedness; (d) loans or advances to officers, employees or consultants of LGII and its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of LGII and its Restricted Subsidiaries; (e) other loans or advances to officers, employees or consultants of LGII and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of LGII and its Restricted Subsidiaries not in excess of $5,000,000 in the aggregate at any one time outstanding; (f) Investments in evidences of Indebtedness, securities or other property received from another Person by LGII or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by LGII or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other Person to LGII or any of its Restricted Subsidiaries that were created, in accordance with the terms of this Indenture; (g) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by LGII or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of LGII and its Restricted Subsidiaries to hedge against fluctuations in interest rates constituting Permitted Indebtedness; (h) Investments of funds received by LGII or its Restricted Subsidiaries in the ordinary course of business, which funds are required to be held in trust for the benefit of others by LGII or such Restricted Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of LGII or such Restricted Subsidiary; (i) notes held by LGII or any Restricted Subsidiary that were obtained by LGII or such Restricted Subsidiary in connection with Asset Sales (i) in the ordinary course of its funeral home, cemetery or cremation businesses or (ii) that were required to be made pursuant to applicable federal or state law; (j) Investments not in excess of $50,000,000 in the aggregate in Subsidiaries other than Subsidiary Guarantors; (k) Investments not in excess of $20,000,000 in Subsidiaries other than Subsidiary Guarantors engaged in insurance businesses conducted by LGII or any of its Subsidiaries on the Measurement Date or insurance businesses reasonably related thereto; and (l) guarantees of any of the foregoing Investments.

         "PERMITTED LIENS" means the following types of Liens:

              (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which LGII or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP and as to which foreclosure is stayed during the pending of such proceeding;

              (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

              (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

              (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired and as to which foreclosure is stayed during the pending of such proceeding;

              (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of LGII or any of its Restricted Subsidiaries;

              (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

              (g) any Lien existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary and not created in contemplation of such event and provided such Lien is not spread to any other assets of LGII and its other Restricted Subsidiaries;

              (h) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; PROVIDED, that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion thereof;

              (i) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into LGII or a Restricted Subsidiary and not created in contemplation of such event and provided such Lien is not spread to any other assets of LGII and its other Restricted Subsidiaries;

              (j) any Lien existing on any asset prior to the acquisition thereof by LGII or a Restricted Subsidiary and not created in contemplation of such acquisition;

              (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

              (l) any extension, renewal or replacement of any Lien contemplated by the preceding clauses (g), (h), (i) or (j) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; PROVIDED that (i) such Lien shall attach solely to the same property or assets and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as at the date of such extension, renewal or refunding;

              (m) Liens securing obligations incurred under the Exit Facility or the Five-Year Notes; and

              (n) Liens required under or created pursuant to the Plan of Reorganization.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof.

         "PHYSICAL NOTE" has the meaning set forth in Section 2.01.

         "PLAN OF REORGANIZATION" means the [FINAL PLAN OF REORGANIZATION].

         "PREDECESSOR NOTES" means, with respect to any particular Seven-Year Note, every previous Seven-Year Note evidencing all or a portion of the same debt as that evidenced by such particular Seven-Year Note; and, for the purposes of this definition, any Seven-Year Notes authenticated and delivered under
Section 2.08 hereof in exchange for mutilated Notes or in lieu of lost, destroyed or stolen Seven-Year Notes, shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Seven-Year Notes.

         "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "REDEEMABLE CAPITAL STOCK" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible, exchangeable or exercisable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the one year anniversary of Stated Maturity with respect to the principal of any Seven-Year Note or is redeemable at the option of the holder thereof at any time prior to the one year anniversary of any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to the one year anniversary of any such Stated Maturity.

         "REDEMPTION DATE" means, with respect to any Seven-Year Note to be redeemed, the date fixed by LGII for such redemption pursuant to this Indenture and the terms of the Seven-Year Notes.

         "REDEMPTION PRICE" means, with respect to any Seven-Year Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Seven-Year Notes.

         "REFINANCE" means, in respect of any Indebtedness, to finance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness, in whole or in part (including by way of a securitization transaction). "REFINANCED" and "REFINANCING" have correlative meanings.

         "REGISTRAR" has the meaning set forth in Section 2.04.

         "RESTRICTED PAYMENTS" has the meaning set forth in Section 4.08.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of LGII other than an Unrestricted Subsidiary.

         "RESTRUCTURING TRANSACTION" means any of the "Restructuring Transactions," as such term is defined in the Plan of Reorganization.

         "RULE 144A" means Rule 144A under the Securities Act.

         "SALE-LEASEBACK TRANSACTION" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person that has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "S&P" means Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "SECURITIES ACT" means the Securities Act of 1933, as amended and the regulations promulgated thereunder.

         "SEVEN-YEAR NOTES" means the securities that are issued under this Indenture, as amended, modified or supplemented from time to time.

         "SIGNIFICANT SUBSIDIARY" means a Restricted Subsidiary that is a "SIGNIFICANT SUBSIDIARY" as defined in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "SPECIAL FINANCE SUBSIDIARY" means a special purpose bankruptcy-remote subsidiary established for purposes of facilitating one or more securitization transactions.

         "STATED MATURITY" means, when used with respect to any Seven-Year Note or any installment of interest thereon, the date specified in such Seven-Year Note as the fixed date on which the principal of such Seven-Year Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "SUBSIDIARY" means, with respect to any Person, (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (b) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

         "SUBSIDIARY GUARANTOR" means each Subsidiary of LGII that executes this Indenture as a guarantor and each other Subsidiary of LGII that thereafter enters into a Subsidiary Guarantee pursuant to the terms of this Indenture.

         "SUBSIDIARY GUARANTEE" means a Guarantee by a Subsidiary Guarantor of LGII's obligations with respect to the Seven-Year Notes.

         "SURVIVING ENTITY" has the meaning set forth in Section 5.01.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Measurement Date.

         "TRUST OFFICER" means any officer in the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

         "TWO-YEAR NOTES" means the securities issued under the Two-Year Unsecured Notes Indenture, as amended or supplemented from time to time, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.

         "TWO-YEAR INDENTURE" means the indenture, dated as of the date hereof, between LGII and Wells Fargo Bank Minnesota, National Association providing for the issuance of 12 1/4% senior unsecured notes due [THE SECOND ANNIVERSARY OF THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION], as such indenture may be amended, modified, supplemented or restated in accordance with the terms hereof, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.

         "U.S. GOVERNMENT OBLIGATIONS" has the meaning set forth in Section
8.02.

         "UNRESTRICTED SUBSIDIARY" means each of (a) Loewen Life Insurance Group, Inc., a Delaware corporation, any Subsidiary thereof, and any successors to any of the foregoing and (b) any Subsidiary of LGII declared by the Board of Directors of LGII to be an Unrestricted Subsidiary; PROVIDED, that no such Subsidiary shall be declared to be an Unrestricted Subsidiary unless (i) none of its properties or assets were owned by LGII or any of its Restricted Subsidiaries immediately prior to the Measurement Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with Section 4.08,
(ii) its properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) it has no Indebtedness other than Non-Recourse Indebtedness. As used above, "NON-RECOURSE INDEBTEDNESS" means Indebtedness as to which (a) neither LGII nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary)
(i) provides credit support (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) guarantees or is otherwise directly or indirectly liable, or (iii) constitutes the lender (in each case, other than in compliance with Section 4.08) and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of LGII or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "UNSECURED CONVERTIBLE SUBORDINATED NOTES" means the securities issued under the Unsecured Convertible Subordinated Notes Indenture, as amended or supplemented from time to time, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.

         "UNSECURED CONVERTIBLE SUBORDINATED NOTES INDENTURE" means the indenture, dated as of the date hereof, between LGII and Wells Fargo Bank Minnesota, National Association, providing for the issuance of 12 1/4% unsecured convertible subordinated notes due [THE TENTH ANNIVERSARY OF THE EFFECTIVE DATE OF THE PLAN], as such indenture may be amended, modified, supplemented or restated in accordance with the terms hereof, and any Refinancing thereof in accordance with clause (i) of the definition of Permitted Indebtedness.

         "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of which 100% of the outstanding Capital Stock is owned by LGII or one or more Wholly Owned Subsidiaries of LGII or by LGII and one or more Wholly Owned Subsidiaries of LGII. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

         SECTION 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Seven-Year Notes;

         "INDENTURE SECURITY HOLDER" means a Noteholder or Holder;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

         "OBLIGOR" on the indenture securities means LGII or any other obligor on the Seven-Year Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03 RULES OF CONSTRUCTION.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (a) words in the singular include the plural, and words in the plural include the singular;

              (b) "or" is not exclusive;

              (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

              (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

              (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America.

                                   ARTICLE 2

                              THE SEVEN-YEAR NOTES

         SECTION 2.01 ISSUANCE OF SEVEN-YEAR NOTES.

         The aggregate principal amount of Seven-Year Notes which may be outstanding at any time under this Indenture may not exceed $325,000,000(2) at any time, except to the extent permitted by Sections 2.08 and 2.17. Upon the execution and delivery of this Indenture, Seven-Year Notes in an aggregate principal amount of $325,000,000(3), and such additional amount as provided for in Section 2.17, may be executed by LGII and delivered to the Trustee for authentication.

         The Seven-Year Notes under this Indenture are being issued pursuant to the Plan of Reorganization which provides, among other things, that the Seven-Year Notes and certain other securities are being issued in exchange for and in satisfaction of certain claims against LGII, The Loewen Group Inc. (the former parent company of LGII) or certain Debtor Subsidiaries (as defined in the Plan of Reorganization) of LGII or The Loewen Group Inc. As a condition precedent to the receipt, pursuant to the Plan of Reorganization, of a Global Note or a Physical Note initially issued by LGII, each holder of Allowed Claims (as defined in the Plan of Reorganization) or Allowed Interests (as defined in the Plan of Reorganization) entitled to receive Seven-Year Notes pursuant to the Plan of Reorganization must, except as otherwise provided in the Plan of Reorganization, tender to the Disbursing Agent the securities in exchange for which the Seven-Year Notes are being issued hereunder in accordance with the Plan of Reorganization and the confirmation order relating thereto. Accordingly, Seven-Year Notes may be issued on different dates commencing on the Measurement Date, and special provision will be made in accordance with the Plan of Reorganization and the confirmation order relating thereto with respect to procedures for issuance of Seven-Year Notes and certain deductions that may be made by the Disbursing Agent from amounts otherwise payable in respect of accrued interest on Seven-Year Notes first issued on or after June 15, 2002. No Seven-Year Note will be deemed outstanding for purposes of exercising voting or similar rights of a Holder pursuant to this Indenture unless and until it or a Predecessor Note has been issued to the Holder in compliance with such conditions of issuance as may be set forth in the Plan of Reorganization or the confirmation order relating thereto. Receipt by the Trustee of an authentication order from LGII or the Disbursing Agent will be sufficient evidence of compliance with such conditions. If the date of issuance of any Seven-Year Note is on or after June 15, 2002, the Disbursing Agent will deliver to the Holder, together with such Seven-Year Note, an amount of cash equal to the amount of interest payable thereon from the Measurement Date to the Interest Payment Date immediately preceding such date of issuance or to the date of issuance if such date is an Interest Payment Date; PROVIDED, HOWEVER, that there

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(2) If the Minimum Cash Distribution Amount is less than $35 million, the original principal amount will be increased by an amount equal to the lesser of
(i) the amount by which $35 million exceeds the Excess Cash Distribution Amount and (ii) $5 million.

(3) If the Minimum Cash Distribution Amount is less than $35 million, the original principal amount will be increased by an amount equal to the lesser of
(i) the amount by which $35 million exceeds the Excess Cash Distribution Amount and (ii) $5 million.

will be deducted therefrom an amount equal to any taxes paid or payable in respect of such Seven-Year Note, and an amount sufficient to compensate the Trustee, LGII and the Disbursing Agent for their reasonable expenses of administering such Seven-Year Note from the Measurement Date to the date of its issuance.

         The Seven-Year Notes and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibits A or B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Seven-Year Notes, as evidenced by their execution thereof. The Seven-Year Notes shall be issuable only in registered form without coupons and only in denominations of $100 and integral multiples thereof.

         The definitive Seven-Year Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Seven-Year Notes may be listed, all as determined by the Officers executing such Seven-Year Notes, as evidenced by their execution of such Seven-Year Notes. Each Seven-Year Note shall be dated the date of its authentication.

         In accordance with the terms of the Plan of Reorganization and subject to the penultimate paragraph of this Section 2.01, Seven-Year Notes shall be issued in the form of one or more permanent global Seven-Year Notes substantially in the form set forth in Exhibit A hereto (the "GLOBAL NOTE") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by LGII and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Each holder of an Allowed Claim or an Allowed Interest entitled to receive Seven-Year Notes pursuant to the Plan of Reorganization who has tendered the securities representing such holder's Allowed Claim or Allowed Interest and otherwise complied with the terms of the Plan of Reorganization but is not eligible to hold a Global Note shall be issued Seven-Year Notes in the form of permanent certificated Seven-Year Notes in registered form in substantially the form set forth in Exhibit B hereto (the "PHYSICAL NOTES"). Seven-Year Notes issued pursuant to Section 2.09 in exchange for interests in the Global Note shall be in the form of Physical Notes.

         The terms and provisions contained in the form of the Seven-Year Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, LGII and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.02 RESTRICTIVE LEGEND.

         Each Global Note shall bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO LGII OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE.

         SECTION 2.03 EXECUTION AND AUTHENTICATION.

         Two Officers shall execute the Seven-Year Notes on behalf of LGII by either manual or facsimile signature. If an Officer whose signature is on a Seven-Year Note no longer holds that office at the time the Trustee authenticates the Seven-Year Note or at any time thereafter, the Seven-Year Note shall be valid nevertheless.

         A Seven-Year Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Seven-Year Note. Such signature shall be conclusive evidence that the Seven-Year Note has been authenticated under this Indenture.

         The Trustee shall authenticate Seven-Year Notes for original issue upon receipt of an Officers' Certificate signed by two Officers of LGII directing the Trustee to authenticate the Seven-Year Notes and certifying that all conditions precedent to the issuance of the Seven-Year Notes contained herein have been complied with.

         With the prior written approval of LGII, the Trustee may appoint an authenticating agent acceptable to LGII to authenticate Seven-Year Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Seven-Year Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with LGII or with any of LGII's Affiliates.

         SECTION 2.04 REGISTRAR AND PAYING AGENT.

         LGII shall maintain an office or agency (which shall be located in the Borough of Manhattan, the City of New York, State of New York) where Seven-Year Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency (which shall be located in the Borough of Manhattan, the City of New York, State of New York) where Seven-Year Notes may be presented for payment of principal, premium, if any, and interest (the "PAYING AGENT") and an office or agency where notices and demands to or upon LGII in respect of the Seven-Year Notes and this Indenture may be served. The Registrar shall keep a register of the Seven-Year Notes and of their transfer and exchange. LGII may have one or more co-Registrars and one or more additional paying agents. The term "PAYING AGENT" includes any additional paying agent. LGII may change any Paying Agent, Registrar or co-Registrar upon 30 days' notice to the Trustee. Except as otherwise expressly provided in this Indenture, LGII or any Affiliate thereof may act as Paying Agent, Registrar or co-Registrar. LGII shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. LGII shall notify the Trustee of the name and address of any such Registrar or Paying Agent. If LGII fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section
7.08. LGII initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Seven-Year Notes.

         SECTION 2.05 PAYING AGENT TO HOLD MONEY IN TRUST.

         Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Seven-Year Notes (whether such money has been distributed to it by LGII or any other obligor on the Seven-Year Notes), and LGII (or any other obligor on the Seven-Year Notes) and the Paying Agent shall notify the Trustee of any default by LGII (or any other obligor on the Seven-Year Notes) in making any such payment. If LGII or an Affiliate of LGII acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. LGII at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of Event of Default under Section 6.01
(a) or (b) with respect to the Seven-Year Notes, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Seven-Year Notes) shall have no further liability for the money so paid over to the Trustee.

         SECTION 2.06 NOTEHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, LGII shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

         SECTION 2.07 TRANSFER AND EXCHANGE.

         When Seven-Year Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Seven-Year Notes or to exchange such Seven-Year Notes for an equal principal amount of Seven-Year Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Seven-Year Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, LGII shall execute and the Trustee shall authenticate Seven-Year Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any transfer, exchange or redemption, but LGII may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.07 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Seven-Year Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Seven-Year Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Seven-Year Note being redeemed in part.

         Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Seven-Year Note shall be required to be reflected in a book entry.

         SECTION 2.08 REPLACEMENT NOTES.

         If a mutilated Seven-Year Note is surrendered to the Trustee or if the Holder of a Seven-Year Note claims that the Seven-Year Note has been lost, destroyed or wrongfully taken, LGII shall issue and the Trustee shall authenticate a replacement Seven-Year Note if the Trustee's requirements are satisfied. If required by the Trustee or LGII, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both LGII and the Trustee, to protect LGII, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Seven-Year Note is replaced. LGII may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Seven-Year Note, including reasonable fees and expenses of counsel. Every replacement Seven-Year Note is an additional obligation of LGII.

         SECTION 2.09 BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.

              (a) The Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear a legend as set forth in Section
2.02. Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by LGII, the Trustee and any agent of LGII or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent LGII, the Trustee or any agent of LGII or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Seven-Year Note.

              (b) Transfers of the Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred in accordance with the rules and procedures of the Depositary. In addition, Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depositary notifies LGII that it is unwilling or unable to continue as Depositary for the Global Note and a successor depositary is not appointed by LGII within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

              (c) In connection with any transfer of a portion of the beneficial interest in the Global Note pursuant to Section 2.09(b) to beneficial owners who are required to hold Physical Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and LGII shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

              (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 2.09(b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and LGII shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Physical Notes of authorized denominations.

              (e) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Seven-Year Notes.

              (f) Any beneficial owner of interests in a Global Note may request, and upon request shall be issued, Physical Notes in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Physical Notes and LGII shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount.

         SECTION 2.10 OUTSTANDING SEVEN-YEAR NOTES.

         Seven-Year Notes outstanding at any time are all the Seven-Year Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Seven-Year Note shall cease to be outstanding if LGII or any of its Subsidiaries holds the Seven-Year Note.

         If a Seven-Year Note is replaced pursuant to Section 2.07 (other than a mutilated Seven-Year Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Seven-Year Note is held by a bona fide purchaser. A mutilated Seven-Year Note ceases to be outstanding upon surrender of such Seven-Year Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or a Maturity Date the Paying Agent (other than LGII or an Affiliate of LGII) holds cash sufficient to pay all of the principal and interest due on the Seven-Year Notes payable on that date, and is not prohibited from paying such cash to the Holders of such Seven-Year Notes pursuant to the terms of this Indenture, then on and after that date such Seven-Year Notes cease to be outstanding and interest on them shall cease to accrue.

         SECTION 2.11 TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Seven-Year Notes have concurred in any direction, waiver or consent, Seven-Year Notes owned by LGII or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Seven-Year Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

         SECTION 2.12 TEMPORARY NOTES.

         Until definitive Seven-Year Notes are prepared and ready for delivery, LGII may prepare and the Trustee shall authenticate temporary Seven-Year Notes. Temporary Seven-Year Notes shall be substantially in the form of definitive Seven-Year Notes but may have variations that LGII considers appropriate for temporary Seven-Year Notes. Without unreasonable delay, LGII shall prepare and the Trustee shall authenticate definitive Seven-Year Notes in exchange for temporary Seven-Year Notes. Until such exchange, temporary Seven-Year Notes shall be entitled to the same rights, benefits and privileges as definitive Seven-Year Notes. Holders of temporary Seven-Year Notes shall be entitled to all benefits of this Indenture.

         SECTION 2.13 CANCELLATION.

         LGII at any time may deliver Seven-Year Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Seven-Year Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than LGII or an Affiliate of LGII), and no one else, shall promptly cancel and dispose of all Seven-Year Notes surrendered for transfer, exchange, payment or cancellation, subject to the record retention requirements of the Exchange Act. Subject to Section 2.08, LGII may not issue new Seven-Year Notes to replace Seven-Year Notes that it has paid or delivered to the Trustee for cancellation. If LGII shall acquire any of the Seven-Year Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Seven-Year Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.13.

         SECTION 2.14 DEFAULTED INTEREST.

         If LGII defaults on a payment of interest on the Seven-Year Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. LGII shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, LGII shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         SECTION 2.15 CUSIP NUMBER.

         LGII in issuing the Seven-Year Notes may use a "CUSIP" number with respect to the Seven-Year Notes (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Seven-Year Notes, and that reliance may be placed only on the other identification numbers printed on the Seven-Year Notes. LGII will promptly notify the Trustee of any change in the CUSIP number.

         SECTION 2.16 DEPOSIT OF MONEYS.

         On or before each Interest Payment Date and Maturity Date, LGII shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

         SECTION 2.17 ISSUANCE OF NOTES IN EXCESS OF $325,000,000 PURSUANT TO PLAN OF REORGANIZATION.

         LGII may issue and have outstanding at any time under this Indenture any aggregate principal amount of Seven-Year Notes exceeding $325,000,000(4) to the extent required as a result of the application of the rounding provisions set forth in Section VI.H.3.b of the Plan of Reorganization.



                                   ARTICLE 3

                         REDEMPTION OF SEVEN-YEAR NOTES

         SECTION 3.01 OPTIONAL REDEMPTION.

         LGII may not optionally redeem the Seven-Year Notes prior to the third anniversary of the Measurement Date. Beginning on the third anniversary of the Measurement Date, LGII may elect to redeem some or all of the Seven-Year Notes at the redemption prices (expressed as percentages of the principal amount of Seven-Year Notes being redeemed) set forth below plus accrued and unpaid interest to the relevant Redemption Date, if redeemed during the twelve-month period beginning on:


                 Year                                                   Percentage
                 ----                                                   ----------
                 the 3rd anniversary of the Measurement Date            106.250
                 the 4th anniversary of the Measurement Date            103.125
                 the 5th or 6th anniversary of the Measurement Date     100.000

         If LGII elects to redeem any Seven-Year Notes, in whole or in part, it shall notify the Trustee of the Redemption Date and principal amount of Seven-Year Notes to be redeemed.

         LGII shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of such Seven-Year Notes, of any redemption at least 45 days before the Redemption Date (unless a shorter period is satisfactory to the Trustee).

         SECTION 3.02 [INTENTIONALLY OMITTED].

         SECTION 3.03 SELECTION OF SEVEN-YEAR NOTES TO BE REDEEMED.

         If less than all the Seven-Year Notes are to be redeemed, the particular Seven-Year Notes or portions thereof to be redeemed shall be selected from the outstanding Seven-Year Notes not previously called for redemption either (a) by such method as the Trustee considers to be fair and appropriate or
(b) in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Seven-Year Notes being redeemed are listed. The amounts to be redeemed shall be equal to $100 or any integral multiple thereof.

         The amount of Seven-Year Notes shall be calculated as the aggregate principal amount of Seven-Year Notes originally issued hereunder less the aggregate principal amount of any Seven-Year Notes previously redeemed. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from outstanding Seven-Year Notes not previously called for redemption.

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(4) If the Minimum Cash Distribution Amount is less than $35 million, the original principal amount will be increased by an amount equal to the lesser of
(i) the amount by which $35 million exceeds the Excess Cash Distribution Amount and (ii) $5 million.

         The Trustee shall promptly notify LGII and the Registrar in writing of the Seven-Year Notes selected for redemption and, in the case of any Seven-Year Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Seven-Year Notes shall relate, in the case of any Seven-Year Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Seven-Year Note that has been or is to be redeemed.

         SECTION 3.04 NOTICE OF REDEMPTION.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Seven-Year Notes to be redeemed, at the address of such Holder appearing in the Seven-Year Note register maintained by the Registrar.

         All notices of redemption shall identify the Seven-Year Notes to be redeemed and shall state:

              (a) the Redemption Date;

              (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

              (c) that, unless LGII defaults in making the redemption payment, interest on Seven-Year Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Seven-Year Notes is to receive payment of the Redemption Price and accrued interest, if any, upon surrender to the Paying Agent of the Seven-Year Notes redeemed;

              (d) if any Seven-Year Note is to be redeemed in part, the portion of the principal amount (equal to $100 or any integral multiple thereof) of such Seven-Year Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Seven-Year Note to the Paying Agent, a new Seven-Year Note or Seven-Year Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

              (e) that Seven-Year Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any, and the name and address of the Paying Agent;

              (f) the CUSIP number, if any, relating to such Seven-Year Notes, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

              (g) the paragraph of the Seven-Year Notes or Section of this Indenture pursuant to which the Seven-Year Notes are being redeemed.

         Notice of redemption of Seven-Year Notes to be redeemed at the election of LGII shall be given by LGII or by the Trustee in the name of LGII.

         SECTION 3.05 EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Seven-Year Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Seven-Year Notes called for redemption shall be paid at the Redemption Price plus accrued and unpaid interest to the Redemption Date.

         SECTION 3.06 DEPOSIT OF REDEMPTION PRICE.

         On or prior to any Redemption Date, LGII shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Seven-Year Notes or portions thereof which are to be redeemed on that date, other than Seven-Year Notes or portions thereof called for redemption on that date that have been delivered by LGII to the Trustee for cancellation. The Paying Agent shall promptly return to LGII any money deposited with the Paying Agent by LGII in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Seven-Year Notes to be redeemed.

         If LGII complies with the preceding paragraph, then, unless LGII defaults in the payment of such Redemption Price, interest on the Seven-Year Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Seven-Year Notes are presented for payment. If any Seven-Year Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued and unpaid interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Seven-Year Notes.

         SECTION 3.07 SEVEN-YEAR NOTES REDEEMED OR PURCHASED IN PART.

         Upon surrender to the Paying Agent of a Seven-Year Note that is to be redeemed in part, LGII shall execute and the Trustee shall authenticate and deliver to the Holder of such Seven-Year Note without service charge, a new Seven-Year Note or Seven-Year Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Seven-Year Note so surrendered that is not redeemed.

                                   ARTICLE 4

                                   COVENANTS

         LGII hereby covenants as follows, from and after the Closing Date and continuing so long as any amount remains unpaid on any Seven-Year Note:

         SECTION 4.01 PAYMENT OF SEVEN-YEAR NOTES.

         LGII will pay, or cause to be paid, the principal of and interest on the Seven-Year Notes on the dates and in the manner provided in the Seven-Year Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than LGII or any Affiliate thereof) holds on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Seven-Year Notes pursuant to the terms of this Indenture.

         LGII will pay interest on overdue principal at the rate and in the manner provided in the Seven-Year Notes; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

         SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY.

         LGII will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or a co-Registrar) where Seven-Year Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon LGII in respect of the Seven-Year Notes and this Indenture may be served. LGII will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time LGII shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

         LGII may also from time to time designate one or more other offices or agencies where the Seven-Year Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve LGII of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. LGII will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. LGII hereby initially designates the office of an agent of the Trustee located at c/o Depository Trust Company, 1st Floor, TADS Department, 55 Water Street, New York, NY 10041, as such office of LGII in accordance with this Section 4.02 and Section 2.04.

         SECTION 4.03 CORPORATE EXISTENCE.

         Subject to Article 5, LGII shall do or cause to be done all things necessary to, and will cause each Restricted Subsidiary to, preserve and keep in full force and effect its and its Restricted Subsidiaries' corporate, company or partnership existence and rights (charter and statutory), material licenses and/or material franchises; PROVIDED, HOWEVER, that LGII and the Restricted Subsidiaries shall not be required to preserve any such existence, rights, licenses or franchises if LGII or, in the case of any Restricted Subsidiary, such Restricted Subsidiary, shall reasonably determine that (a) the preservation thereof is no longer desirable in the conduct of the business of LGII and its Restricted Subsidiaries taken as a whole and (b) the loss thereof is not materially adverse to either LGII and its Restricted Subsidiaries taken as a whole or the ability of LGII to otherwise satisfy its obligations hereunder; and PROVIDED FURTHER that LGII and each Subsidiary may engage in the Restructuring Transactions. LGII shall cause, on the date hereof, it and its Restricted Subsidiaries to account for at least 90% of the consolidated assets and revenues of LGII.

         SECTION 4.04 PAYMENT OF TAXES AND OTHER CLAIMS.

         LGII will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon LGII or any of its Restricted Subsidiaries or upon the income, profits or property of LGII or any of its Restricted Subsidiaries, and (b) all lawful claims for labor, materials and supplies that, in each case, if unpaid, might by law become a Lien upon the property of LGII or any Restricted Subsidiary; PROVIDED, HOWEVER, that LGII shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not materially adverse to either LGII and its Restricted Subsidiaries taken as a whole or the ability of LGII to otherwise satisfy its obligations hereunder.

         SECTION 4.05 MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW.

              (a) LGII shall, and shall cause each of its Restricted Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; PROVIDED, HOWEVER, that nothing in this Section 4.05(a) shall prevent LGII or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of LGII or such Restricted Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either LGII and its Restricted Subsidiaries taken as a whole or the ability of LGII to otherwise satisfy its obligations hereunder.

              (b) LGII shall, and shall cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

              (c) LGII shall, and shall cause each of its Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of LGII and each of its Restricted Subsidiaries and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to LGII and its Restricted Subsidiaries taken as a whole.

              (d) LGII shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would be materially adverse to either LGII and its Subsidiaries taken as a whole or to the ability of LGII to otherwise satisfy its obligations hereunder.

         SECTION 4.06 COMPLIANCE CERTIFICATES.

              (a) LGII will deliver to the Trustee within 45 days after the end of each of LGII's first three fiscal quarters and within 90 days after the end of LGII's fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by LGII or an event that, with notice or lapse of time or both, would constitute a default by LGII under any Pari Passu Indebtedness that occurred during such fiscal period. If they do know of such a Default, Event of Default or default, the certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of LGII beginning after the Measurement Date. LGII shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of LGII's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.

              (b) LGII shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by LGII's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Seven-Year Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default or Event of Default under this Indenture or an event that, with notice or lapse of time or both, would constitute a default under any Pari Passu Indebtedness has come to their attention and, if such a Default, Event of Default or a default under any Pari Passu Indebtedness has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default, Event of Default or a default under any Pari Passu Indebtedness that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

              (c) LGII will deliver to the Trustee as soon as possible, and in any event within 10 Business Days after LGII becomes aware or should reasonably have become aware of the occurrence of any Default, Event of Default or an event that, with notice or lapse of time or both, would constitute a default by LGII under any Indebtedness, an Officers' Certificate specifying such Default, Event of Default or default and what action LGII is taking or proposes to take with respect thereto.

         SECTION 4.07 LIMITATION ON INDEBTEDNESS.

         LGII will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (collectively, to "INCUR") any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, LGII and its Restricted Subsidiaries will be permitted to Incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of LGII is at least equal to, during any fiscal year in which LGII has any scheduled principal payment due with respect to the Five-Year Notes, 1:1, and during any other year, 1.25:1.

         SECTION 4.08 LIMITATION ON RESTRICTED PAYMENTS.

         LGII will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

              (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of LGII or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of LGII or any of its Restricted Subsidiaries (other than (i) dividends or distributions payable solely in Capital Stock of LGII (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of LGII (other than Redeemable Capital Stock) and (ii) dividends or other distributions to the extent declared or paid to LGII or any Wholly Owned Subsidiary of LGII);

              (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of LGII or any of its Restricted Subsidiaries (other than any such Capital Stock of a Wholly Owned Subsidiary of LGII);

              (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Indebtedness that is (i) subordinate or junior in right of payment to the Seven-Year Notes or (ii) Pari Passu Indebtedness (other than in respect of the Exit Facility, any such subordinated or Pari Passu Indebtedness owned by LGII or a Wholly Owned Subsidiary of LGII, Two-Year Notes or Five-Year Notes); or

              (d) make any Investment (other than any Permitted Investment) in any Person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "RESTRICTED PAYMENTS"); unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by LGII or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, LGII would be able to incur $1.00 of additional Indebtedness pursuant to Section 4.07 (other than Permitted Indebtedness), and
(C) the aggregate amount of all Restricted Payments declared or made from and after the Measurement Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of LGII accrued on a cumulative basis during the period beginning on the Measurement Date and ending on the last day of the fiscal quarter of LGII immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of LGII for such period shall be a deficit, minus 100% of such deficit) PLUS (2) the aggregate Net Cash Proceeds received by LGII either from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of LGII to any Person (other than to LGII or a Restricted Subsidiary) after the Measurement Date PLUS (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Measurement Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment less, in either case, the cost of the disposition of such Investment PLUS (4) $10,000,000. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by LGII upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by LGII upon the conversion or exercise thereof.

         None of the foregoing provisions will prohibit:

                   (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph;

                   (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of LGII or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to LGII from any Person (other than a Restricted Subsidiary) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of LGII to any Person (other than to a Restricted Subsidiary) provided such Capital Stock shall be excluded from the calculation under clause (C)(2) above;

                   (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Indebtedness that is subordinate or junior in right of payment to the Seven-Year Notes by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to LGII from any Person (other than a Restricted Subsidiary) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of LGII to any Person (other than a Restricted Subsidiary), PROVIDED, HOWEVER, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph, or

(2) Indebtedness of LGII issued to any Person (other than a Restricted Subsidiary), so long as such Indebtedness is Indebtedness that is subordinate or junior in right of payment to the Seven-Year Notes in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired;

                   (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to LGII from any Person (other than a Restricted Subsidiary) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of LGII to any Person (other than a Restricted Subsidiary); PROVIDED, HOWEVER, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of LGII issued to any Person (other than a Restricted Subsidiary), so long as such Indebtedness is Pari Passu Indebtedness or Indebtedness that is subordinate or junior in right of payment to the Seven-Year Notes in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; PROVIDED, FURTHER, nothing contained in this Indenture shall limit or restrict the right of LGII and/or its Subsidiaries to make any principal payment on, or purchase, defease, redeem, Refinance or otherwise retire for value, prior to any scheduled maturity, scheduled payment or other Stated Maturity, any Indebtedness in respect of the Exit Facility;

                   (v) Investments constituting Restricted Payments made as a result of the receipt of consideration that consists of cash or Cash Equivalents from any Asset Sale;

                   (vi) Investments constituting Restricted Payments that are permitted by subparagraphs (v) and (vi) of the proviso to Section 4.13; and

                   (vii) the Restructuring Transactions.

         In computing the amount of Restricted Payments previously made for purposes of clause (C) of the first full paragraph of this Section 4.08, Restricted Payments made under the preceding clauses (v) and (vi) shall be included and those under clauses (i), (ii), (iii), (iv) and (vii) shall not be so included.

         SECTION 4.09 LIMITATION ON ISSUANCES AND SALE OF STOCK BY RESTRICTED SUBSIDIARIES.

              (a) LGII (i) will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than Preferred Stock issued to LGII or a Wholly Owned Subsidiary of LGII), and (i) will not permit any Person to own any Preferred Stock of any Restricted Subsidiary (other than Preferred Stock owned by LGII or a Wholly Owned Subsidiary of LGII); PROVIDED, HOWEVER, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by LGII or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture or (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law.

              (b) LGII will not, or permit any Restricted Subsidiary to, transfer, convey, sell or dispose of any Capital Stock of any Restricted Subsidiary (other than (i) sales, for valid business reasons, of non-voting equity comprising up to 40% of the Capital Stock of any Restricted Subsidiary to operators of funeral homes and/or cemeteries and (ii) with respect to DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rosehills Holding Corp., a Delaware corporation, any Subsidiary of any such Person, and any successors to any of the foregoing) unless such transaction complies with Section 4.12 hereof.

              (c) LGII will not permit any Restricted Subsidiary (other than DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rosehills Holding Corp., a Delaware corporation, any Subsidiary of any such Person, and any successors to any of the foregoing) to issue any of its Equity Interests (other than (i) to LGII or one of its Wholly Owned Subsidiaries or (ii) issuances, for valid business reasons, of non-voting equity comprising up to 40% of the Capital Stock of any Restricted Subsidiary to operators of funeral homes and/or cemeteries) unless such transaction complies with Section 4.12 hereof.

         SECTION 4.10 LIMITATION ON LIENS.

         LGII will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than (a) Liens existing as at the Measurement Date, (b) Liens securing the Exit Facility or the Five-Year Notes or pursuant to Sections 7.08 or 8.02 of each of the Two-Year Indenture, the Five-Year Indenture, this Indenture or the Unsecured Convertible Subordinated Indenture, (c) Liens in favor of LGII or any Wholly Owned Subsidiary, (d) Liens securing Indebtedness that is incurred to refinance Indebtedness that has been secured by a Lien permitted under the provisions of this Indenture and that has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of LGII or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced, and (e) Permitted Liens) of any kind against or upon any of its property or assets, or any proceeds therefrom where the aggregate amount of Indebtedness secured by any such Liens exceeds $50,000,000.

         SECTION 4.11 CHANGE OF CONTROL.

         Upon the occurrence of a Change of Control, LGII will be obligated to make an offer to purchase (a "CHANGE OF CONTROL OFFER"), and shall purchase, on a Business Day (the "CHANGE OF CONTROL PURCHASE DATE") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Seven-Year Notes properly tendered and not withdrawn at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of their principal amount plus accrued and unpaid interest. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

         Notice of a Change of Control Offer shall be mailed by LGII not later than the 30th day after the date of occurrence of the Change of Control to the Holders of Seven-Year Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

              (a) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Seven-Year Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

              (b) the purchase price (including the amount of accrued interest, if any) for each Seven-Year Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

              (c) that any Seven-Year Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

              (d) that, unless LGII defaults in the payment of the purchase price, any Seven-Year Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

              (e) that Holders electing to have Seven-Year Notes purchased pursuant to a Change of Control Offer must surrender their Seven-Year Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by LGII and reasonably acceptable to the Trustee and the Paying Agent;

              (f) that Holders of Seven-Year Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Seven-Year Notes the Holder delivered for purchase, the Seven-Year Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Seven-Year Notes purchased;

              (g) that Holders whose Seven-Year Notes are purchased only in part will be issued Seven-Year Notes equal in principal amount to the unpurchased portion of the Seven-Year Notes surrendered;

              (h) the instructions that Holders must follow in order to tender their Seven-Year Notes; and

              (i) such other information concerning LGII and the Change of Control offer as LGII reasonably determines is appropriate.

         LGII shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Seven-Year Notes as a result of a Change of Control.

         On the Change of Control Purchase Date, LGII shall (i) accept for payment Seven-Year Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Seven-Year Notes or portions thereof so tendered and accepted, and (iii) deliver to the Trustee the Seven-Year Notes so accepted together with an Officers' Certificate setting forth the Seven-Year Notes or portions thereof tendered to and accepted for payment by LGII. The Paying Agent shall promptly mail or deliver to the Holders of Seven-Year Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Seven-Year Note equal in principal amount to any unpurchased portion of the Seven-Year Note surrendered. Any Seven-Year Notes not so accepted shall be promptly mailed or delivered by LGII to the Holder thereof.

         LGII will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

         If a Change of Control occurs and LGII fails to pay the Change of Control Purchase Price for all Seven-Year Notes properly tendered and not withdrawn, LGII will be obliged to purchase all such Seven-Year Notes at the Change of Control Purchase Price on the Change of Control Purchase Date in compliance with the requirements applicable to a Change of Control Offer made by LGII. LGII shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by LGII and purchases all Seven-Year Notes validly tendered and not withdrawn under such Change of Control Offer. LGII will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Seven-Year Notes pursuant to a Change of Control Offer.

         SECTION 4.12 DISPOSITION OF PROCEEDS OF ASSET SALES. (a) LGII will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (i) LGII or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (ii) except with respect to assets listed on Schedule 4.12 hereto, at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, the Exit Facility (as required by the terms thereof) or are applied to payment of Two-Year Notes or Five-Year Notes, LGII or such Restricted Subsidiary, as the case may be, may, within 270 days of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of LGII and its Restricted Subsidiaries as existing on the Measurement Date or in businesses reasonably related thereto ("REPLACEMENT ASSETS"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Exit Facility or Two-Year Notes or Five-Year Notes nor invested in Replacement Assets within the 270-day period described above exceeding, in the aggregate, $10,000,000 in any fiscal year of LGII constitute "EXCESS PROCEEDS" subject to disposition as provided below.

              (b) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, LGII shall make an offer to purchase (an "ASSET SALE OFFER"), from all holders of Seven-Year Notes, not more than 40 Business Days thereafter, an aggregate principal amount of Seven-Year Notes equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (the "ASSET SALE OFFER PRICE").

              (c) Notice of an Asset Sale Offer shall be mailed by LGII to all Holders of Seven-Year Notes not less than 20 Business Days nor more than 40 Business Days before the date on which LGII intends to consummate the Asset Sale Offer ("Asset Sale Purchase Date") at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

                   (i) that the Asset Sale Offer is being made pursuant to this
Section 4.12;

                   (ii) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Seven-Year Note, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

                   (iii) that any Seven-Year Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

                   (iv) that, unless LGII defaults in the payment of the Asset Sale Offer Price, any Seven-Year Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                   (v) that Holders electing to have Seven-Year Notes purchased pursuant to an Asset Sale Offer must surrender their Seven-Year Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by LGII and reasonably acceptable to the Trustee and the Paying Agent;

                   (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Seven-Year Notes the Holder delivered for purchase, the Seven-Year Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Seven-Year Notes purchased;

                   (vii) that if Seven-Year Notes in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, LGII shall purchase Seven-Year Notes on a pro rata basis among the Seven-Year Notes tendered (with such adjustments as may be deemed appropriate by LGII so that only Seven-Year Notes in denominations of $100 or integral multiples of $100 shall be acquired);

                   (viii) that Holders whose Seven-Year Notes are purchased only in part will be issued new Seven-Year Notes equal in principal amount to the unpurchased portion of the Seven-Year Notes surrendered;

                   (ix) the instructions that Holders must follow in order to tender their Seven-Year Notes; and

                   (x) such other information concerning LGII and the Asset Sale Offer as LGII reasonably determines is appropriate.

         LGII shall comply with the requirements under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with any Asset Sales and Asset Sale Offers.

              (d) On the Asset Sale Purchase Date, LGII shall (i) accept for payment, on a pro rata basis, Seven-Year Notes or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Seven-Year Notes or portions thereof so tendered and accepted and
(iii) deliver to the Trustee the Seven-Year Notes so accepted together with an Officers' Certificate setting forth the Seven-Year Notes or portions thereof tendered to and accepted for payment by LGII. The Paying Agent shall promptly mail or deliver to Holders of Seven-Year Notes so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Seven-Year Note equal in principal amount to any unpurchased portion of the Seven-Year Note surrendered. Any Seven-Year Notes not so accepted shall be promptly mailed or delivered by LGII to the Holder thereof.

              (e) LGII will publicly announce the results of the Asset Sale Offer not later than the second Business Day following the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Seven-Year Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, LGII may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.12, the Trustee shall act as Paying Agent.

              (f) LGII will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Seven-Year Notes pursuant to the Asset Sale Offer.

         SECTION 4.13 LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS.

         LGII will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of LGII or any "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 5% or more of the Common Stock of LGII at any time outstanding ("INTERESTED PERSONS"), unless (a) such transaction or series of related transactions are on terms that are no less favorable to LGII or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of LGII or Interested Persons, and (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $25,000,000, LGII has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to LGII or its Restricted Subsidiary, as the case may be, from a financial point of view; PROVIDED, HOWEVER, that this covenant will not restrict LGII or any Restricted Subsidiary from (i) paying dividends in respect of its Capital Stock permitted under
Section 4.08, (ii) paying reasonable and customary fees to directors of LGII or any Restricted Subsidiary who are not otherwise employees of LGII or any Restricted Subsidiary, (iii) entering into transactions with its Wholly Owned Subsidiaries or permitting its Wholly Owned Subsidiaries from entering into transactions with LGII or other Wholly Owned Subsidiaries of LGII, (iv) creating employee stock ownership plans or similar benefit plans, (v) making loans or advances to officers, employees or consultants of LGII and its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of LGII and its Restricted Subsidiaries, (vi) making other loans or advances to officers, employees or consultants of LGII and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of LGII and its Restricted Subsidiaries not in excess of $5,000,000 in the aggregate at any one time outstanding, (vii) making payments to officers or employees of LGII or its Restricted Subsidiaries pursuant to obligations undertaken, at a time when such Persons were not officers or employees of LGII or its Restricted Subsidiaries, in connection with arms' length Asset Acquisitions, (viii) purchase or redemption of Two-Year Notes, Five-Year Notes or Seven-Year Notes at their Fair Market Value, or (ix) engaging in the Restructuring Transactions.

         SECTION 4.14 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         LGII will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to LGII or any other Restricted Subsidiary, (c) make loans or advances to, or any Investment in, LGII or any other Restricted Subsidiary, (d) transfer any of its properties or assets to LGII or any other Restricted Subsidiary, or (e) guarantee any Indebtedness of LGII or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of LGII or any Restricted Subsidiary, (iii) customary restrictions on transfers of property subject to a Lien permitted under the provisions of this Indenture which could not materially adversely affect LGII's ability to satisfy its obligations under the provisions of this Indenture and the Seven-Year Notes,
(iv) any agreement or other instrument of a Person acquired by LGII or any Restricted Subsidiary (or a Restricted Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired, (v) provisions contained in any agreement or instrument relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, and (vi) encumbrances and restrictions under Indebtedness in effect on the Measurement Date (including under the Exit Facility, the Two-Year Notes, the Five-Year Notes and the Unsecured Convertible Subordinated Notes) or encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Seven-Year Notes than those contained in the Indebtedness so refinanced or replaced.

         SECTION 4.15 FUTURE GUARANTORS. LGII shall cause each Restricted Subsidiary that Guarantees any Indebtedness of LGII or any other Restricted Subsidiary to at the same time execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Seven-Year Notes on the same terms and conditions as those set forth in
Article 12 of this Indenture.

         SECTION 4.16 RATINGS.

         LGII will, in due course using reasonable business judgment, seek a rating of the Seven-Year Notes from Moody's or S&P.

         SECTION 4.17 COMMISSION REPORTS.

         LGII shall file with the Commission, or if not permitted or required to so file will deliver to the Trustee, the annual reports, quarterly reports and the information, documents and other reports required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not LGII has a class of securities registered under the Exchange Act. In accordance with the provisions of TIA Section 314(a), LGII shall file with the Trustee and provide to each Holder, within 15 days after it files them with the Commission (or if such filing is not permitted under the Exchange Act, 15 days after LGII would have been required to make such filing), copies of such reports. LGII also shall comply with the other provisions of TIA Section 314(a). In addition, LGII shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to LGII's stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Registrar.

         SECTION 4.18 RULE 144A INFORMATION REQUIREMENT.

         If at any time LGII is no longer subject to the reporting requirements of the Exchange Act, it will furnish to the Holders or beneficial holders of the Seven-Year Notes and prospective purchasers of the Seven-Year Notes designated by the holders of the Seven-Year Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         SECTION 4.19 WAIVER OF STAY, EXTENSION OR USURY LAWS.

         LGII covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive LGII from paying all or any portion of the principal of, premium, if any, or interest on the Seven-Year Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) LGII hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 5

                              SUCCESSOR CORPORATION

         SECTION 5.01 WHEN LGII MAY MERGE, ETC.

              (a) Other than pursuant to the Restructuring Transactions, LGII will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and LGII will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of LGII and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto:

                   (i) either (A) if the transaction or series of transactions is a merger or consolidation, LGII or the Restricted Subsidiary, as the case may be, shall be the surviving Person of such merger or consolidation, or (B) the Person formed by such consolidation or into which LGII or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of LGII or such Restricted Subsidiary, as the case may be, are transferred (any such surviving Person or transferee Person being the "SURVIVING ENTITY") shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Seven-Year Notes and the performance and observance of every covenant and obligation of this Indenture and the Seven-Year Notes on the part of LGII, to be performed or observed and, in each case, this Indenture shall remain in full force and effect;

                   (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and LGII or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness other than Permitted Indebtedness pursuant to Section 4.07 (assuming a market rate of interest with respect to such additional Indebtedness);

                   (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of LGII or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of LGII immediately before such transaction or series of transactions; and

                   (iv) LGII or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with; PROVIDED, HOWEVER, that solely for purposes of computing amounts described in subclause (C) of Section 4.08, any such successor Person shall only be deemed to have succeeded to and be substituted for LGII with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

              (b) Other than pursuant to the Restructuring Transactions, LGII shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

                   (i) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to LGII or an Affiliate of LGII), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith LGII provides an Officers' Certificate to the Trustee to the effect that LGII will comply with its obligations under Section 4.12 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any state thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

                   (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                   (iii) LGII delivers to the Trustee an Officers' Certificate stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.

         SECTION 5.02 SUCCESSOR SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of LGII in accordance with Section 5.01 hereof, the successor Person or Persons formed by such consolidation or into which LGII is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, LGII under this Indenture and the Seven-Year Notes with the same effect as if such successor had been named as LGII herein; PROVIDED, HOWEVER, that solely for purposes of computing amounts described in subclause (C) of Section 4.08, any such successor Person shall only be deemed to have succeeded to and be substituted for LGII with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                   ARTICLE 6

                                    REMEDIES

         SECTION 6.01 EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" with respect to the Seven-Year Notes means any of the following events:

              (a) default in the payment of the principal of or premium, if any, on any Seven-Year Note when the same becomes due and payable (upon Stated Maturity, acceleration, redemption, required purchase, scheduled principal payment or otherwise);

              (b) default in the payment of an installment of interest on any Seven-Year Note, when the same becomes due and payable, and any such Default continues for a period of 30 days;

              (c) failure to perform or observe any material term, covenant or agreement contained in Sections 4.11, 4.12 or 5.01;

              (d) failure to perform or observe any other term, covenant or agreement contained in the Seven-Year Notes or pursuant to the provisions of this Indenture (other than Defaults specified in clause (a), (b), or (c) above) and such Default continues for a period of 30 days after written notice of such Default requiring LGII to remedy the same shall have been given (i) to LGII by the Trustee or (ii) to LGII and the Trustee by Holders of at least 25% in aggregate principal amount of the Seven-Year Notes then outstanding;

              (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $25,000,000, either individually or in the aggregate, shall be entered against LGII or any Restricted Subsidiary or any of their respective properties and shall not be discharged or bonded against or stayed and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

              (f) default under any Indebtedness under which LGII or any Restricted Subsidiary then has outstanding in excess of $25,000,000 that continues beyond any applicable grace period set forth in the documentation governing such Indebtedness and either (x) such default arises from LGII's or a Restricted Subsidiary's failure to pay when due principal of or interest on any such Indebtedness or (y) such Indebtedness is due and payable in full or such default has resulted in the acceleration of the maturity of such Indebtedness;

              (g) LGII or any Significant Subsidiary of LGII pursuant to or under or within the meaning of any Bankruptcy Law:

                        (1) commences a voluntary case or proceeding;

                        (2) consents to the entry of an order for relief against
              it in an involuntary case or proceeding;

                        (3) consents to the appointment of a Custodian of it or
              for all or substantially all of its property;

                        (4) makes a general assignment for the benefit of its
              creditors; or

                        (5) shall generally not pay its debts when such debts
              become due or shall admit in writing its inability to pay its debts generally; or

                        (6) takes any corporate action to authorize or effect
              any of the foregoing;

              (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (1) is for relief against LGII or any Significant
              Subsidiary of LGII in an involuntary case or proceeding,

                        (2) appoints a Custodian of LGII or any Significant
              Subsidiary of LGII for all or substantially all of its properties, or

                        (3) orders the liquidation of LGII or any Significant
              Subsidiary of LGII, and in each case the order or decree remains unstayed and in effect for 60 days; or

              (i) actual invalidity (or the assertion thereof by LGII or any Subsidiary) of any Subsidiary Guarantee resulting from acts or omissions of LGII, other than in accordance with the terms hereof or thereof.

         Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by LGII, the Paying Agent, any Holder, any holder of Indebtedness or any of their respective agents.

         SECTION 6.02 ACCELERATION.

         If an Event of Default (other than as specified in Section 6.01(g) or 6.01(h) with respect to LGII or any Significant Subsidiary) occurs and is continuing with respect to the Seven-Year Notes, the Trustee, by written notice to LGII, or the Holders of at least 25% in aggregate principal amount of the Seven-Year Notes then outstanding, by written notice to the Trustee and LGII, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Seven-Year Notes to be due and payable immediately, upon which declaration, all amounts payable in respect of the Seven-Year Notes shall be immediately due and payable. If an Event of Default specified in Section 6.01(g) or 6.01(h) occurs with respect to LGII or any Significant Subsidiary and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Seven-Year Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Seven-Year Notes.

         After a declaration of acceleration hereunder with respect to the Seven-Year Notes, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Seven-Year Notes, by written notice to LGII and the Trustee, may rescind such declaration if: (a) LGII has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under
Section 7.08 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Seven-Year Notes, (iii) the principal of and premium, if any, on any Seven-Year Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Seven-Year Notes, and
(iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal that has become due otherwise than by such declaration of acceleration at the rate borne by the Seven-Year Notes; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Seven-Year Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

         No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

         SECTION 6.03 OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Seven-Year Notes or to enforce the performance of any provision of the Seven-Year Notes or this Indenture.

         All rights of action and claims under this Indenture or the Seven-Year Notes may be enforced by the Trustee even if it does not possess any of the Seven-Year Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04 WAIVER OF PAST DEFAULTS.

         Subject to the provisions of Section 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Seven-Year Notes by notice to the Trustee may, on behalf of the Holders of all the Seven-Year Notes, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

         SECTION 6.05 CONTROL BY MAJORITY.

         The Holders of not less than a majority in aggregate principal amount of the outstanding Seven-Year Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED, HOWEVER, that the Trustee may, with the advice of counsel, refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines in good faith would be unduly prejudicial to the rights of another Noteholder, or (c) that would expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and PROVIDED,

FURTHER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         SECTION 6.06 LIMITATION ON SUITS.

         No Holder of any Seven-Year Notes shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Seven-Year Notes unless:

              (a) the Holder gives written notice to the Trustee of a continuing Event of Default;

              (b) the Holders of at least 25% in aggregate principal amount of the outstanding Seven-Year Notes make a written request to the Trustee to pursue the remedy;

              (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

              (d) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, provision of indemnity; and

              (e) during such 45-day period the Holders of a majority in aggregate principal amount of the outstanding Seven-Year Notes do not give the Trustee a direction which is inconsistent with the request.

         The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Seven-Year Note on or after the respective due dates set forth in such Seven-Year Note.

         A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

         SECTION 6.07 RIGHT OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision in this Indenture, the right of any Holder of a Seven-Year Note to receive payment of the principal of, premium, if any, and interest on such Seven-Year Note, on or after the respective Stated Maturities expressed in such Seven-Year Note, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08 COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against LGII or any other obligor on the Seven-Year Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Seven-Year Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIMS.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to LGII (or any other obligor upon the Seven-Year Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Seven-Year Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10 PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out such money in the following order:

                        First: to the Trustee for amounts due under Section
              7.08;

                        Second: to the Holders for interest accrued on the
              Seven-Year Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Seven-Year Notes for interest;

                        Third: to the Holders for principal amounts (including
              any premium) owing under the Seven-Year Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Seven-Year Notes for principal (including any premium); and

                        Fourth: the balance, if any, to LGII.

         The Trustee, upon prior written notice to LGII, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Seven-Year Notes.

         SECTION 6.12 RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Seven-Year Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case LGII, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7

                                    TRUSTEE

         SECTION 7.01 DUTIES.

              (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

              (b) Except during the continuance of an Event of Default,

                        (1) the Trustee need perform only such duties as are
              specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (2) in the absence of bad faith on its part, the Trustee
              may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

              (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (1) this paragraph does not limit the effect of
              paragraph (b) of this Section 7.01;

                        (2) the Trustee shall not be liable for any error of
              judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                        (3) the Trustee shall not be liable with respect to any
              action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

         SECTION 7.02 RIGHTS OF TRUSTEE.

         Subject to the TIA:

              (a) the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in the document;

              (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

              (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

              (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

              (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

              (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and

              (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby.

         SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee, any Paying Agent, Registrar or any other agent of LGII, in its individual or any other capacity, may become the owner or pledgee of Seven-Year Notes and, subject to Sections 7.11 and 7.12 and TIA Sections 310 and 311, may otherwise deal with LGII and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

         SECTION 7.04 TRUSTEE'S DISCLAIMER.

         The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Seven-Year Notes, it shall not be accountable for LGII's use or application of the proceeds from the Seven-Year Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Seven-Year Notes other than the Trustee's certificate of authentication.

         SECTION 7.05 NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after such Default or Event of Default becomes known to the Trustee; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Seven-Year Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

         SECTION 7.06 MONEY HELD IN TRUST.

         All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with LGII.

         SECTION 7.07 REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each __________ beginning with the __________ following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such __________ that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         A copy of each report at the time of its mailing to Holders shall be mailed to LGII and filed with the Commission and each securities exchange, if any, on which the Seven-Year Notes are listed.

         LGII shall notify the Trustee in writing if the Seven-Year Notes become listed on any securities exchange.

         SECTION 7.08 COMPENSATION AND INDEMNITY.

         LGII covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. LGII shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         LGII shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify LGII promptly of any claim asserted against the Trustee for which it may seek indemnity. LGII shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and LGII shall pay the reasonable fees and expenses of such counsel. LGII need not pay for any settlement made without its prior written consent. LGII need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the payment obligations of LGII in this Section 7.08, the Trustee shall have a Lien prior to the Seven-Year Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Seven-Year Notes.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or (h), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The obligations of LGII under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the obligations of LGII pursuant to Article 8 and/or the termination of this Indenture.

         SECTION 7.09 REPLACEMENT OF TRUSTEE.

         The Trustee may resign by so notifying LGII. The Holders of a majority in principal amount of the outstanding Seven-Year Notes may remove the Trustee by so notifying LGII and the Trustee and may appoint a successor trustee with LGII's prior written consent. LGII may remove the Trustee if:

              (a) the Trustee fails to comply with Section 7.11;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a receiver or other public officer takes charge of the Trustee or its property; or

              (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, LGII shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee as provided in Section 7.08, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by
Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Seven-Year Notes may, with LGII's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by LGII.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to LGII. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, LGII or the Holders of at least 10% in principal amount of the outstanding Seven-Year Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the obligations of LGII under Section 7.08 shall continue for the benefit of the retiring Trustee.

         SECTION 7.10 SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

         SECTION 7.11 ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $500,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

         SECTION 7.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST LGII.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.

                                   ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 8.01 TERMINATION OF THE OBLIGATION OF LGII.

         LGII may terminate its obligations under the Seven-Year Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Seven-Year Notes previously authenticated and delivered (other than destroyed, lost or stolen Seven-Year Notes that have been replaced or paid or Seven-Year

Notes for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by LGII and thereafter repaid to LGII, as provided in Section 8.04) have been delivered to the Trustee for cancellation and LGII has paid all sums payable by it hereunder, or if:

              (a) either (i) pursuant to Article 3, LGII shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Seven-Year Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Seven-Year Notes have otherwise become due and payable hereunder;

              (b) LGII shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Seven-Year Notes to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Seven-Year Notes;

              (c) no Default or Event of Default with respect to this Indenture or the Seven-Year Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which LGII is a party or by which it is bound;

              (d) LGII shall have paid all other sums payable by it hereunder;
and

              (e) LGII shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of LGII's obligation under the Seven-Year Notes and this Indenture have been complied with.

         Notwithstanding the foregoing paragraph, LGII's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 shall survive until the Seven-Year
Notes are no longer outstanding pursuant to Section 2.10. After the Seven-Year Notes are no longer outstanding, LGII's obligations in Sections 7.08, 8.03, 8.04 and 8.05 shall survive.

         After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of LGII's obligations under the Seven-Year Notes except for those surviving obligations specified above.

         SECTION 8.02 LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

              (a) LGII may, at its option by Board Resolution of the Board of Directors of LGII, at any time, with respect to the Seven-Year Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Seven-Year Notes upon compliance with the conditions set forth in paragraph (d).

              (b) Upon LGII's exercise under paragraph (a) of the option applicable to this paragraph (b), LGII shall be deemed to have been released and discharged from its obligations with respect to the outstanding Seven-Year Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such legal defeasance means that LGII shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Seven-Year Notes, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Seven-Year Notes and this Indenture insofar as such Seven-Year Notes are concerned (and the Trustee, at the expense of LGII, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Seven-Year Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Seven-Year Notes when such payments are due, (ii) LGII's obligations with respect to such Seven-Year Notes under Sections 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.08, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (iv) this Article 8. Subject to compliance with this Section 8.02, LGII may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph
(c) below with respect to the Seven-Year Notes.

              (c) Upon the exercise by LGII under paragraph (a) of the option applicable to this paragraph (c), LGII shall be released and discharged from its obligations under any covenant contained in Article 5 and in Sections 4.05 through 4.17 with respect to the outstanding Seven-Year Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Seven-Year Notes shall thereafter be deemed to be not "OUTSTANDING" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Seven-Year Notes, LGII may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01, but, except as specified above, the remainder of this Indenture and such Seven-Year Notes shall be unaffected thereby.

              (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Seven-Year Notes:

                   (i) LGII shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Seven-Year Notes, (A) cash, in United States dollars, in an amount sufficient to pay principal of, premium, if any, and interest on the outstanding Seven-Year Notes on the Maturity Date, (B) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. GOVERNMENT OBLIGATIONS") maturing as to principal, premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Seven-Year Notes not later than one day before the due date of any payment, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Seven-Year Notes (except lost, stolen or destroyed Seven-Year Notes which have been replaced or repaid) on the Maturity Date thereof or otherwise in accordance with the terms of this Indenture and of such Seven-Year Notes; PROVIDED, HOWEVER, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from LGII instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Seven-Year Notes, and to secure the payment obligations of LGII under this Section 8.02(d), the Trustee shall have a perfected Lien prior to all other creditors on all such money and proceeds;

                   (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Seven-Year Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                   (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of LGII;

                   (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which LGII is a party or by which it is bound;

                   (v) in the case of an election under paragraph (b) above, LGII shall have delivered to the Trustee an Opinion of Counsel stating that (A) LGII has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Seven-Year Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                   (vi) in the case of an election under paragraph (c) above, LGII shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Seven-Year Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                   (vii) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (A) the trust funds will not be subject to any rights of any other holders of Indebtedness of LGII, and
(B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; PROVIDED, HOWEVER, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of LGII, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (x) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Seven-Year Notes, the Trustee will hold, for the benefit of the Holders of Seven-Year Notes, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (y) the Holders of Seven-Year Notes will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (z) no property, rights in property or other interests granted to the Trustee or the Holders of Seven-Year Notes in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (y); and

                   (viii) LGII shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph
(b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of LGII shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

              (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee) pursuant to paragraph (d) above in respect of the outstanding Seven-Year Notes shall be held in trust and applied by the Trustee (or other qualifying trustee), in accordance with the provisions of such Seven-Year Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than LGII or any Affiliate of LGII) as the Trustee (or other qualifying trustee) may determine, to the Holders of such Seven-Year Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

         LGII shall pay and indemnify the Trustee (or other qualifying trustee) against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Seven-Year Notes.

         Anything in this Section 8.02 to the contrary notwithstanding, the Trustee (or other qualifying trustee) shall deliver or pay to LGII from time to time upon the request, in writing, by LGII any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or other qualifying trustee), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

         SECTION 8.03 APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Seven-Year Notes.

         SECTION 8.04 REPAYMENT TO LGII.

         Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to LGII, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to LGII, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of LGII cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to LGII. After payment to LGII, Holders entitled to money must look solely to LGII for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

         SECTION 8.05 REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then LGII's obligations under this Indenture and the Seven-Year Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; PROVIDED, HOWEVER, that if LGII has made any payment of principal of, premium, if any, or interest on any Seven-Year Notes because of the reinstatement of its obligations, LGII shall be subrogated to the rights of the Holders of such Seven-Year Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01 WITHOUT CONSENT OF HOLDERS.

         LGII, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend, waive or supplement this Indenture or the Seven-Year Notes without notice to or consent of any Holder:

              (a) to cure any ambiguity, defect or inconsistency;

              (b) to comply with Article 5;

              (c) to comply with any requirements of the Commission to effect or maintain the qualification of this Indenture under the TIA; or

              (d) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

         SECTION 9.02 WITH CONSENT OF HOLDERS.

         Subject to Section 6.04, LGII, when authorized by a Board Resolution, and the Trustee may amend this Indenture or the Seven-Year Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Seven-Year Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Seven-Year Notes then outstanding by written notice to the Trustee may waive future compliance by LGII with any provision of this Indenture or the Seven-Year Notes.

         Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 9.01, may not:

              (a) reduce the percentage in outstanding aggregate principal amount of Seven-Year Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the Seven-Year Notes;

              (b) reduce or change the rate or time for payment of interest on any Seven-Year Note;

              (c) change the currency in which any Seven-Year Note, or any premium or interest thereon, is payable;

              (d) reduce the principal amount outstanding of or extend the fixed maturity of any Seven-Year Note or alter the redemption provisions with respect thereto;

              (e) make the principal of, premium, if any, or interest on any Seven-Year Note payable in money other than that stated in the Seven-Year Note;

              (f) modify this Section 9.02 or Section 6.04 or Section 6.07;

              (g) amend, alter, change or modify the obligation of LGII to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto;

              (h) modify or change any provision of this Indenture affecting the senior ranking of the Seven-Year Notes;

              (i) impair the right to institute suit for the enforcement of any payment on or with respect to the Seven-Year Notes; or

              (j) release all or substantially all Subsidiary Guarantors and other guarantors, if any, from guarantees of the Indebtedness evidenced by the Seven-Year Notes.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, LGII shall mail to the Holder of each Seven-Year Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of LGII to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

         SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment of or supplement to this Indenture or the Seven-Year Notes shall comply with the TIA as then in effect.

         SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Seven-Year Note or portion of that Seven-Year Note that evidences the same debt as the consenting Holder's Seven-Year Note, even if notation of the consent is not made on any Seven-Year Note. However, any such Holder or subsequent Holder may revoke the consent as to his Seven-Year Note or portion of a Seven-Year Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.

         LGII may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (a) through (j) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every consenting Holder and subsequent Holder of a Seven-Year Note or portion of a Seven-Year Note that evidences the same debt as the consenting Holder's Seven-Year Note.

         SECTION 9.05 NOTATION ON OR EXCHANGE OF SEVEN-YEAR NOTES.

         If an amendment, supplement or waiver changes the terms of a Seven-Year Note, the Trustee shall (in accordance with the specific direction of LGII) request the Holder of the Seven-Year Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of LGII) place an appropriate notation on the Seven-Year Note about the changed terms and return it to the Holder. Alternatively, if LGII or the Trustee so determines, LGII in exchange for the Seven-Year Note shall issue and the Trustee shall authenticate a new Seven-Year Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Seven-Year Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.06 TRUSTEE MAY SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon LGII in accordance with its terms.

                                   ARTICLE 10

                             [INTENTIONALLY OMITTED]

                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.01 TRUST INDENTURE ACT OF 1939.

         This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

         If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         SECTION 11.02 NOTICES.

         Any notice or communication shall be sufficiently given if in writing and delivered in person sent by facsimile (with confirmed answerback) or mailed by first class mail, postage prepaid, addressed as follows:

         If to LGII or any Restricted Subsidiary or Subsidiary Guarantor:

         Loewen Group International, Inc.
         2225 Sheppard Avenue E.
         Atria North III
         11th Floor
         Toronto, Ontario
         Canada M2J 5B5
         Facsimile Number: (416) 498-2449
         Attention: Chief Financial Officer

         With a copy to:

         Loewen Group International, Inc.
         2225 Sheppard Avenue E.
         Atria North III
         11th Floor
         Toronto, Ontario
         Canada M2J 5B5
         Facsimile Number: (416) 498-2487
         Attention: Treasurer

         If to the Trustee to:

         Wells Fargo Bank Minnesota, N.A.
         Sixth Street and Marquette Avenue
         MAC N9303-120
         Minneapolis, MN 55479
         Attention: Corporate Trust - Loewen Administrator

         The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Seven-Year Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Seven-Year Notes. The obligors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by LGII to the Trustee to take any action under this Indenture, LGII shall furnish to the Trustee:

              (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

              (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 11.06 RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 11.07 GOVERNING LAW.

         The laws of the State of New York shall govern this Indenture and the Seven-Year Notes. The Trustee, LGII and the Holders agree to submit to the jurisdiction of the courts of (or federal courts located in) the State of New York in any action or proceeding arising out of or relating to this Indenture or the Seven-Year Notes.

         SECTION 11.08 CONSENT TO SERVICE OF PROCESS.

         LGII irrevocably (a) agrees that any legal suit, action or proceeding arising out of or based upon this Indenture and the Seven-Year Notes issued hereunder may be instituted in any federal or state court located in the City of New York, (b) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding, and (c) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. LGII has appointed CT Corporation System, 111 Eighth Avenue, New York City, NY 10011, as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any suit, action or proceeding arising out of or based on this Indenture which may be instituted in any federal or state court located in the City of New York, expressly consents to the jurisdiction of any such court in respect of any suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. LGII agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to LGII shall be deemed, in every respect, effective service of process upon LGII. Notwithstanding the foregoing, designation of an authorized agent does not constitute submission to jurisdiction or consent to service or process in any legal action or proceeding predicated on United States federal or state securities laws.

         SECTION 11.09 NO INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of LGII or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 11.10 NO RECOURSE AGAINST OTHERS.

         A director, officer, employee, stockholder or Affiliate, as such, of LGII or any Subsidiary Guarantor shall not have any liability for any obligations of LGII under the Seven-Year Notes or this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Seven-Year Note waives and releases all such liability.

         SECTION 11.11 SUCCESSORS.

         All agreements of LGII in this Indenture and the Seven-Year Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12 DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

         SECTION 11.13 SEPARABILITY.

         In case any provision in this Indenture or the Seven-Year Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         SECTION 11.14 TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 11.15 BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Seven-Year Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                   ARTICLE 12

                              SUBSIDIARY GUARANTIES

         SECTION 12.01 GUARANTIES.

         Each Wholly Owned Subsidiary of LGII organized under the laws of any state or commonwealth of the United States (other than Loewen Life Insurance Group Inc., a Delaware corporation, Rosehills Holding Corp., a Delaware corporation, and any Subsidiary of the foregoing) hereby unconditionally and irrevocably guarantees (in such capacity, a "SUBSIDIARY GUARANTOR"), jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Seven-Year Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of LGII under this Indenture and the Seven-Year Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of LGII under this Indenture and the Seven-Year Notes (all the foregoing being hereinafter collectively called the "OBLIGATIONS"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 12 notwithstanding any extension or renewal of any Obligation.

         Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to LGII of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Seven-Year Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against LGII or any other Person under this Indenture, the Seven-Year Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Seven-Year Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) except as set forth in Section 12.06, any change in the ownership of such Subsidiary Guarantor.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         Except as set forth in Sections 8.01, 8.02, 12.02 and 12.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Seven-Year Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

         Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of LGII or otherwise.

         In furtherance of the foregoing and not in limitation of any other right that any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of LGII to pay the principal of, premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (a) the unpaid amount of such Obligations, (b) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (c) all other monetary Obligations of LGII to the Holders and the Trustee.

         Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

         Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 12.02 LIMITATION ON LIABILITY.

         Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations Guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 12.03 SUCCESSORS AND ASSIGNS.

         This Article 12 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Seven-Year Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 12.04 NO WAIVER.

         Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits that either may have under this Article 12 at law, in equity, by statute or otherwise.

         SECTION 12.05 MODIFICATION.

         No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 12.06 RELEASE OF SUBSIDIARY GUARANTOR.

         Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than a sale or disposition to LGII or another Subsidiary Guarantor), in a transaction permitted by this Indenture (including, without limitation, the Restructuring Transactions), such Subsidiary Guarantor shall be deemed released from all obligations under this Article 12 without any further action required on the part of the Trustee or any Holder. At the request and expense of LGII, and upon receipt of an Officers' Certificate, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        LOEWEN GROUP INTERNATIONAL, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                        EACH SUBSIDIARY GUARANTOR
                                        LISTED ON SCHEDULE A HERETO


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE A

                              SUBSIDIARY GUARANTORS

                  [SUBJECT TO FURTHER REVIEW AND CONFIRMATION]

         Each Subsidiary Guarantor is a wholly owned direct or indirect subsidiary of the Company. The names of indirectly owned Subsidiary Guarantors are indented under their direct-parent entities and each will be wholly owned by such direct-parent entity unless otherwise indicated in parentheses following such Subsidiary Guarantor's name. The jurisdiction of incorporation for the each Subsidiary Guarantor appears in the far right hand margin if it differs from the state or commonwealth heading above that section.

ALABAMA

Advanced Planning (Alabama), Inc.
Loewen (Alabama), Inc.

ALASKA

Loewen (Alaska), Inc.

ARIZONA

Loewen (Arizona), Inc. (voting stock will also be owned by Osiris Holding Corporation)

ARKANSAS

Advance Planning of Arkansas, Inc.
Loewen (Arkansas), Inc.

CALIFORNIA

Loewen (California), Inc.
         Advance Funeral Insurance Services
         Whitehurst-Lakewood Memorial Park and Funeral Service
Loewen Communication Center, Inc.
Loewen (Texas), Inc.
         Loewen Cemetery (Texas), Inc. (voting stock will also be owned by Loewen (Georgia)
           Holdings, Inc.)..........................................................................   Texas
                  Northwest Services, Inc...........................................................   Texas
         Loewen (Texas) II, Inc.
                  Loewen (Texas) L.P. (membership interests will also be owned by Earthman L.P. and
                    Loewen Group Inc.)
Pioneer Memorial Cemetery
Pre-Need Funeral Programs of California, Inc.

COLORADO

Loewen (Colorado), Inc.

CONNECTICUT

Loewen (Connecticut), Inc. (voting stock will also be owned by Loewen (New York) Inc.)

DELAWARE

Adminstration Services, Inc.
American Burial and Cremation Centers, Inc.
Loewen Corporate Benefits in North Carolina, Inc.
Loewen (Delaware), Inc.
Osiris Holding Corporation
         Elmwood Acquisition Corporation.............................................................  Illinois
         Oak Woods Cemetery Association..............................................................  Illinois
         Osiris Holding of Florida, Inc..............................................................  Florida
         Osiris Insurance Agency of Pennsylvania.....................................................  Pennsylvania

DISTRICT OF COLUMBIA

Stein Hebrew Memorial Funeral Home, Inc.

FLORIDA

Garden Sanctuary Acquisition, Inc.
MHI Group, Inc.
         Funeral Services Acquisition Group, Inc.
Security Trust Plans, Inc. (voting stock will also be owned by Funeral Services Acquisition, Inc.)
         Naples Memorial Gardens, Inc.
Weinstein Family Services, Inc.
         Loewen (Chicago North), Inc. (voting stock will also be owned by the Company)

GEORGIA

Advanced Planning of Georgia, Inc.
Loewen (Georgia) Holdings, Inc. (voting stock will also be owned by Carothers Holding Company, Inc.)
         Green Lawn Cemetery Corporation
Loewen (Georgia), Inc.
         Southeastern Funeral Homes, Inc.
         Reeves, Inc.................................................................................  North Carolina
         Graceland Cemetery Development Company, Inc.................................................  South Carolina
         Waco Memorial Park..........................................................................  Texas

HAWAII

Loewen (Hawaii), Inc.

IDAHO

Loewen (Idaho), Inc.

ILLINOIS

Loewen (Illinois), Inc.
         Chicago Cemetery Corporation
         Evergreen Memorial Gardens, Inc.
         Glendale Memorial Gardens, Inc.
         Memorial Gardens Association, Inc.
         Mount Auburn Memorial Park, Inc.

         Pre-Arrangement Consultants, Inc.
         Windridge Funeral Home, Ltd.
         Loewen (Chicago Central), Inc. (voting stock will also be owned by Osiris Holding
           Corporation)
                  Woodlawn Memorial Park, Inc.
         Loewen (Chicago South), Inc. (voting stock will also be owned by the Company)
Mount Hope Woodlawn Corporation
Woodlawn Cemetery of Chicago
Ridgewood Cemetery Company, Inc.

INDIANA

Loewen (Indiana), Inc. (voting stock will also be owned by Loewen (Illinois), Inc. and Loewen
  (Tennessee), Inc.)
Care Memorial of Indiana, Inc.
Advance Planning of America, Inc.

IOWA

Burlington Cemetery Management, Inc.
Loewen (Iowa), Inc.

KANSAS

Loewen (Kansas), Inc. (voting stock will also be owned by Loewen (Oklahoma), Inc.)

KENTUCKY

Advanced Planning of Kentucky, Inc.
Loewen (Kentucky), Inc.
Loewen Group Inc.

LOUISIANA

Loewen (Louisiana), Inc.

MASSACHUSETTS

Loewen (Massachusetts), Inc.

MICHIGAN

Loewen (Michigan) Funeral Home, Inc. (voting stock will also be owned by Osiris Holding Corporation)
Care Memorial Society, Inc.

MINNESOTA

Loewen (Minnesota), Inc. (voting stock will also be owned by Osiris Holding Corporation)
         Coral Ridge Funeral Home & Cemetery, Inc....................................................  Florida
         Kadek Enterprises of Florida, Inc...........................................................  Florida

MISSISSIPPI

Advanced Planning of Mississippi, Inc.

Family Care, Inc.
Loewen (Mississippi), Inc.
         Fisher-Riles Funeral Insurance Company
         Stephens Burial Association, Inc.
         Stephens Funeral Benefit Association, Inc.
         Stephens Funeral Fund, Inc.
         Thweatt Funeral Insurance Company, Inc.
Riemann Enterprises, Inc.
Riemann Funeral Insurance Company, Inc.
Riemann Insurance Company, Inc.

MISSOURI

Loewen (Missouri), Inc. (voting stock will also be owned by Loewen (Oklahoma), Inc.)

MONTANA

Loewen (Montana), Inc.

NEBRASKA

Loewen (Nebraska), Inc.

NEVADA

Loewen (Nevada), Inc.

NEW HAMPSHIRE

Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Homes, Inc.
ZS Acquisition, Inc.

NEW MEXICO

Advanced Planning - Southwest, Inc.
Loewen (New Mexico), Inc.
Strong-Thorne Mortuary, Inc.

NEW YORK

Loewen (New York), Inc.
Northeast Monument Company, Inc.

NORTH CAROLINA

Carothers Holding Company, Inc.
         Advanced Funeral Planning of North Carolina, Inc.
Lineberry Group Inc.
         Hanes-Lineberry Advanced Funeral Planning, Inc.
Loewen (North Carolina), Inc. (voting stock will also be owned by Carothers Holding Company, Inc.
  and Lineberry Group, Inc.)
         Westminister Gardens, Inc.

NORTH DAKOTA

Loewen (North Dakota), Inc.

OHIO

Loewen (Ohio) Cemetery Holdings, Inc.
Loewen (Ohio) Cemetery Management, Inc.
Loewen (Ohio), Inc.

OKLAHOMA

Loewen (Oklahoma), Inc.

OREGON

Advanced Planning Inc.
Loewen (Oregon), Inc.
The Portland Memorial, Inc.

PENNSYLVANIA

Loewen (Pennsylvania), Inc. (voting stock will also be owned by Osiris Holding Corporation)
Osiris Insurance Agency of Pennsylvania

RHODE ISLAND

Loewen (Rhode Island), Inc.

SOUTH CAROLINA

Loewen (South Carolina), Inc. (voting stock will also be owned by Carothers Holding Company, Inc.)

SOUTH DAKOTA

Loewen (South Dakota), Inc.

TENNESSEE

DMA Corporation
Loewen (Tennessee), Inc.

TEXAS

Dunwood Cemetery Service Company
Earthman Holdings, Inc.
         Earthman Cemetery Holdings, Inc.
         Earthman LP, Inc............................................................................  California

VIRGINIA

Advance Planning of Virginia, Inc.
Lineberry Group (Virginia), Inc.

         Advanced Planning Services of Maryland, Inc.................................................  Maryland
         Loewen (Maryland), Inc......................................................................  Maryland
         Takoma Funeral Home, Inc....................................................................  D.C
Loewen (Virginia), Inc. (voting stock will also be owned by Lineberry Group, Inc. (Virginia),
  Lineberry Group, Inc. (N.C.) and Carothers Holding Company, Inc.)

WASHINGTON

Evergreen Funeral Home and Cemetery, Inc.
Loewen (Washington), Inc.
S.H. Properties and Enterprises, Inc.
         Universal Memorial Centers I, Inc...........................................................  Oregon
         Universal Memorial Centers II, Inc..........................................................  Oregon
         Universal Memorial Centers III, Inc.........................................................  Oregon
         Universal Memorial Centers V, Inc...........................................................  California
         Universal Memorial Centers VI, Inc..........................................................  California
         Vancouver Funeral Chapel, Inc.
         NPCI Holdings, Inc.

WEST VIRGINIA

Advance Planning of West Virginia, Inc.
Loewen (West Virginia), Inc.

WISCONSIN

Loewen (Wisconsin), Inc. (voting stock will also be owned by Osiris Holding Corporation)

WYOMING

Loewen (Wyoming), Inc.

PUERTO RICO

Composanto PR, Inc.
Loewen (Puerto Rico), Inc.

                                                                   SCHEDULE 4.12



                           NON-CASH DISPOSABLE ASSETS
                  [Subject to further review and confirmation]


  PACK.  LOC #    DBA NAME                             ADDRESS                           CITY                    STATE     ZIP
    25    5754    Melwood Cemetery and Gardens         5170 East Ponce De Leon           Stone Mountain           GA      30083
                                                       Avenue
    6     3046    McKee-Miles Funeral Home             500 South Randolph Street         Garrett                  IN      46738

    6     3479    Wachterhauser Funeral Home           504 W Washington Avenue           Alpena                   MI      49707

    7     3448    Beam Funeral Home                    216 West Mulberry Street          West Union               OH      45693-
                                                                                                                           1232
    8     5797    Sun Prairie Memory Garden            1523 Clarmar Drive                Sun Prairie              WI      53590

    8     5809    Mormon Coulee Memorial Park          1137 Bloomermill Rd RT 3          La Crosse                WI      54601

    10    2856    Barnett's Funeral Home               322 North Main Street             Marion                   VA      24354

    10    3337    Riverside Funeral Home &             7415 River Road                   Newport News             VA      23607
                  Crematory
    12    2125    Graceland Memorial Park North -      4580 SW 8th Street                Miami                    FL      33134
                  Administration Office
    12    2126    Graceland Memorial Park South        13900 South West 117th Avenue     Miami                    FL      33186

    12    3138    Graceland Funeral Home               3434 W Flagler Street             Miami                    FL      33135

    12    3377    Funeraria Abreu Gonzalez             6851 SW 40th Street               Miami                    FL      33155

    13    2913    Yates-Gooding Funeral Home           821 South Main Street             Trenton                  FL      32693

    13    2889    Sasser-Morgan-McClellan              20 South Duval Street             Quincy                   FL      32353-
                  Funeral Home                                                                                             1198
    13    2897    Harris Funeral Home                  932 North Ohio Avenue             Live Oak                 FL      32060

    13    2906    Helm Funeral Home                    1811 Idlewild Avenue              Green Cove Springs       FL      32043

    13    2919    Gooding Funeral Homes                602 Cedar Street                  Cross City               FL      32628

    13    2998    Biggs Funeral Home                   3801 South First Street           Lake City                FL      32056

    13    2999    Sherrill - Guerry Medicar            616 South Marion Street           Lake City                FL      32056-
                                                                                                                           0898
    15    3217    Cedar Hill Chapel                    1040 East Nine Mile Road          Pensacola                FL      32514

    15    3225    McNeil-Keyes Funeral Home            1380 North Palafox Street         Pensacola                FL      32501

    15    3326    Key Florals                          4201 South Claiborne Avenue       New Orleans              LA      70175

    15    3383    Cardinal Flowers & Fine Gifts        1723 25 Avenue                    Gulfport                 MS      39501

  PACK.  LOC #    DBA NAME                           ADDRESS                           CITY                      STATE         ZIP
    15    3393    Cockrell Funeral Home, Inc.        310 North Jefferson Street        Macon                      MS          39341

    15    3475    Walker Chapel Funeral Home         1200 Ellard Road                  Fultondale                 AL          35068

    15    5668    Walker Chapel Memorial             2500 Walker Street                Fultondale                 AL          35068
                  Gardens
    15    5683    Montgomery Memorial Cemetery       3001 Simmons Drive                Montgomery                 AL          36108

    15    5739    Roseland Park Cemetery             1202 West 7th Street              Hattiesburg                MS          39401

    15    5740    Hillcrest Cemetery                 630 Hillcrest Loop                Petal                      MS          39465

    15    5743    Beverly Memorial Company           1202 West 7th Street              Hattiesburg                MS          39401

    15    5758    Sumter County Memorial             US Highway 11 West                York                       MS          36925
                  Gardens
    15    5759    Livingston Memorial Gardens        US Highway 11 East                Livingston                 MS          36925

    15    5824    Eastwood Memorial Gardens          7500 Wares Ferry Road             Montgomery                 AL          36117

    17    2179    Memorial Lawn Cemetery             3002 North Court Road             Ottumwa                    IA          52501

    17    3205    Lange Funeral Home                 416 East Maple                    Centerville                IA          52544

    17    3256    Shrine Of Memories                 3002 North Court Road             Ottumwa                    IA          52501

    17    3559    Alexander-Johnson Funeral          408 Church Street                 Ottumwa                    IA          52501
                  Chapel
    17    5515    Memorial Lawn - Memory             2600 Muscatine Ave.               Iowa City                  IA          52240
                  Gardens
    17    5518    Memorial Lawn - Burlington         10993 115 Avenue                  Burlington                 IA          52601
                  Memorial
    17    5519    Memorial Lawn - Sunset             3700 Main Street                  Keokuk                     IA          52632
                  Memorial
    17    5520    Memory Gardens - Hillcrest         2183 Hwy 61                       Fort Madison               IA          52627
                  Memorial
    17    5676    Garden of Memories - Cedar         5628 Waverly Road                 Cedar Falls                IA          50613
                  Valley
    17    5677    Garden of Memories Cemetery &      3669 Logan Avenue                 Waterloo                   IA          50703
                  Mausoleum
    17    5719    White Chapel Memory Gardens        24550 North County Highway 6      Canton                     IL          61520

    17    5722    Forest Lawn Memory Gardens         9760 US Highway 136 West          Macomb                     IL          61455

    17    5726    Oak Lawn Memorial Gardens          2040 US Hwy 150 N.                Galesburg                  IL          61401

  PACK.  LOC #    DBA NAME                              ADDRESS                             CITY                 STATE         ZIP
    17    5728    Evergreen Memory Gardens              2472 US Highway 34                  Kewanee               IL          61443

    17    5821    North Lawn Cemetery                   2201 North 15th Street              Fort Dodge            IA          50501

    26    2983    Delaware Park Memorial Chapel,        2141 Delaware Avenue                Buffalo               NY          14216
                  Inc.
    19    8309    Los Rosales Memorial Park             Carr. 417, Antigua Via del Tren,    Aguada                PR          00602
                                                        Barrio Asomante
    19    8307    Monte Cristo Monuments and            Carr. 100 Hacia Ramey               Aguadilla             PR          00605
                  Vaults
    19    8305    Monte Cristo Memorial Park            Carr. 100 Hacia Ramey               Aquadilla             PR          00605

    19    8301    Senorial Memorial Park                Carretera 176 Km 6.2                Cupey                 PR          00926

    19    8308    Los Jardines Memorial Park            Carretera, KM 3.5                   Isabela               PR          00662

    19    8300    Valle De Los Suenos Memorial          Carr 685 Km 2.0                     Manati                PR          00674
                  Park
    19    8302    Camposanto De Cristo                  Carr .2 KM 225 HMG                  Ponce                 PR          00731
                  Resucutado
    19    8303    Las Mercedes Memorial Park            Carr PR 14, Km 7.3 Barrio           Ponce                 PR          00731
                                                        Cerrillo
    19    8310    Pepino Memorial Park & Funeral        Carretera 119 KM 36.5 BO            San Sebastian         PR          00685
                  Home                                  Calabazas
    19    8000    Camposanto PR, Inc.                                                       Trujilo-Alto          PR

    19    8101    Porta Coeli Funeral Home              244 Dr. Veve Street                 Bayamon               PR          00961

    19    8102    El Senorial Funeral Home              Carretera 176 Km 6.2                Rio Piedras           PR          00926

    19    8103    Pepino Funeral Home                   Carretera 119 a LasMarias-Barrio    San Sebastian         PR          00685
                                                        Culebri
    19    8100    Gonzalez Lago Funeral Home            Expreso Trujillo Alto Km 5.3        Trujillo Alto         PR          00976

    20    5764    Broadlawn Memorial Gardens            5979 New Bethany Road               Buford                GA          30518

    20    5670    Macedonia Memorial Park               10685 East Cherokee                 Canton                GA          30115

    20    3444    Roundtree Funeral Home                409 East Dame Avenue                Homerville            GA          31634

    20    2086    Lafayette & Greenhills Memory         3658 North Highway 27               La Fayette            GA          30728
                  Gardens
    20    2252    Greenhills Memory Gardens             Memory Gardens Road                 Summerville           GA          30744

    20    3001    NeSmith Funeral Home                  4 North Spring                      Claxton               GA          30417

  PACK.  LOC #    DBA NAME                              ADDRESS                             CITY              STATE         ZIP
    21    5648    Scotland Cemetery &                   Rt.1, 11007 Academy Road            Laurinburg         NC          28352
                  Mausoleums
    24    2797    Kreidler-Ashcraft-Garza-              1002 East Harrison Street           Harlingen          TX       78550-7124
                  Elizondo Funeral Directors
          3424    Lawton-Ritter-Gray Funeral            632 C Avenue                        Lawton             OK          73501
                  Home
          3425    Gray Funeral Home                     202 West Second Street              Grandfield         OK          73546

          2110    Sunset Memorial Gardens               8900 Cache Road                     Lawton             OK          73508

                                                                       EXHIBIT A


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO LGII OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE.

                        LOEWEN GROUP INTERNATIONAL, INC.

                12 1/4% Senior Notes DUE [SEVENTH ANNIVERSARY OF
                 EFFECTIVE DATE OF THE PLAN OF REORGANIZATION]

No. ______                                                           $__________

CUSIP No.

         LOEWEN GROUP INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware (herein called "LGII", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co. or registered assigns, the principal sum of _______________ Dollars on [THE SEVENTH ANNIVERSARY OF THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION], at the office or agency of LGII referred to below, and to pay interest thereon on March 15 and September 15, in each year, commencing on March 15, 2002, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance, at the rate of 12 1/4% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "REGULAR RECORD DATE"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Global Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Global Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Global Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of, premium, if any, and interest on this Global Note will be made at the office or agency of LGII maintained for that purpose in the Borough of Manhattan in the City of New York, or at such other office or agency of LGII as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of LGII by check mailed to the address of the Person entitled thereto as such address shall appear on the security register maintained by the Registrar. Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Global Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, LGII has caused this instrument to be duly executed under its corporate seal.

         Dated:


                                        LOEWEN GROUP INTERNATIONAL, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Global Notes designated therein referred to in the within-mentioned Indenture.

                                        WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION


                                        By:
                                           ------------------------------------
                                           Authorized Officer

                            (Reverse of Global Note)

         1. INDENTURE. This Global Note is one of the duly authorized Seven-Year Notes of LGII designated as its 12 1/4% Senior Notes due [THE SEVENTH ANNIVERSARY OF THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION] (the "SEVEN-YEAR NOTES"), which may be issued under an indenture (herein called the "INDENTURE") dated as of [THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION], among Loewen Group International, Inc., a Delaware corporation, as issuer ("LGII") and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (herein called the "TRUSTEE," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of LGII, the Trustee and the Holders of the Seven-Year Notes, and of the terms upon which the Seven-Year Notes are, and are to be, authenticated and delivered.

         All capitalized terms used in this Seven-Year Note that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         No reference herein to the Indenture and no provisions of this Seven-Year Note or of the Indenture shall alter or impair the obligation of LGII, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Seven-Year Note at the times, place and rate, and in the coin or currency, herein prescribed.

         2. REDEMPTION.

         (a) OPTIONAL REDEMPTION. LGII may not optionally redeem the Seven-Year Notes prior to the third anniversary of the Measurement Date. Beginning on the third anniversary of the Measurement Date, LGII may elect to redeem some or all of the Seven-Year Notes at the redemption prices (expressed as percentages of the principal amount of Seven-Year Notes being redeemed) set forth below plus accrued and unpaid interest to the relevant Redemption Date, if redeemed during the twelve-month period beginning on:

Year                                                   Percentage
----                                                   ----------
the 3rd anniversary of the Measurement Date            106.250
the 4th anniversary of the Measurement Date            103.125
the 5th or 6th anniversary of the Measurement Date     100.000


         (b) PARTIAL REDEMPTION. In the event of redemption of this Seven-Year
Note in part only, a new Seven-Year Note or Seven-Year Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         3. OFFERS TO PURCHASE. Section 4.11 of the Indenture provides that upon the occurrence of a Change of Control, and subject to further limitations contained therein, LGII shall make an offer to purchase certain amounts of the Seven-Year Notes in accordance with the procedures set forth in the Indenture.
Section 4.12 of the Indenture provides that upon the occurrence of certain Asset Sales, and subject to further limitations contained therein, LGII shall make an offer to purchase certain amounts of the Seven-Year Notes in accordance with the procedures set forth in the Indenture.

         4. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Seven-Year Notes, plus all accrued and unpaid interest, if any, to and including the date the Seven-Year Notes are paid, may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

         5. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Seven-Year Note) for defeasance at any time of (a) the entire indebtedness of LGII under this Seven-Year Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by LGII with certain conditions set forth therein.

         6. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of LGII and the rights of the Holders under the Indenture at any time by LGII and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Seven-Year Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Seven-Year Notes at the time outstanding, on behalf of the Holders of all the Seven-Year Notes, to waive compliance by LGII with certain provisions of the Indenture and certain past Defaults under the Indenture and this Seven-Year Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Seven-Year Note shall be conclusive and binding upon such Holder and upon all future Holders of this Seven-Year Note and of any Seven-Year Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Seven-Year Note.

         7. DENOMINATIONS, TRANSFER AND EXCHANGE. The Seven-Year Notes are issuable only in registered form without coupons in denominations of $100 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Seven-Year Notes are exchangeable for a like aggregate principal amount of Seven-Year Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Seven-Year Note is registrable on the security register of LGII, upon surrender of this Seven-Year Note for registration of transfer at the office or agency of LGII maintained for such purpose in the Borough of Manhattan in the City of New York or at such other office or agency of LGII as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Seven-Year Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any registration of transfer or exchange or redemption of Seven-Year Notes, but LGII may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         9. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Seven-Year Note for registration of transfer, LGII, the Trustee and any agent of LGII or the Trustee may treat the Person in whose name this Seven-Year
Note is registered as the owner hereof for all purposes, whether or not this Seven-Year Note shall be overdue, and neither LGII, the Trustee nor any agent shall be affected by notice to the contrary.

         10. GOVERNING LAW. This Seven-Year Note shall be governed by and construed in accordance with the laws of the State of New York.

                                   Schedule A

                Exchange of (a) portions of this Global Note for
                      Physical Notes or (b) Physical Notes
                      for an interest in this Global Note.



                     Principal Amount of Physical Notes
                    Issued in Exchange for, or Exchanged          Remaining Principal Amount of this         Notation Made
   Date             for an Interest in, the Global Note                       Global Note                          By
   ----             ------------------------------------          ----------------------------------         -------------

   ----             ------------------------------------          ----------------------------------         -------------

   ----             ------------------------------------          ----------------------------------         -------------

   ----             ------------------------------------          ----------------------------------         -------------

   ----             ------------------------------------          ----------------------------------         -------------

   ----             ------------------------------------          ----------------------------------         -------------

   ----             ------------------------------------          ----------------------------------         -------------

   ----             ------------------------------------          ----------------------------------         -------------

   ----             ------------------------------------          ----------------------------------         -------------

   ----             ------------------------------------          ----------------------------------         -------------

                                                                       EXHIBIT B


                        LOEWEN GROUP INTERNATIONAL, INC.

            12 1/4% SENIOR NOTES DUE [THE SEVENTH ANNIVERSARY OF THE
                 EFFECTIVE DATE OF THE PLAN OF REORGANIZATION]

No. ______                                                           $__________

CUSIP No.

         LOEWEN GROUP INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware (herein called "LGII", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [_______] or registered assigns, the principal sum of _______________ Dollars on [THE SEVENTH ANNIVERSARY OF THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION], at the office or agency of LGII referred to below, and to pay interest thereon on March 15 and September 15, in each year, commencing on March 15, 2002, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance, at the rate of 12 1/4% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Physical Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "REGULAR RECORD DATE"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Physical Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Physical Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Seven-Year Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Seven-Year Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of, premium, if any, and interest on this Physical Note will be made at the office or agency of LGII maintained for that purpose in the Borough of Manhattan in the City of New York, or at such other office or agency of LGII as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of LGII by check mailed to the address of the Person entitled thereto as such address shall appear on the security register maintained by the Registrar or by wire transfer to such account as the Person entitled thereto may request in form reasonably satisfactory to LGII and the Trustee. Reference is hereby made to the further provisions of this Physical Note set forth on the reverse hereof.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Physical Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, LGII has caused this instrument to be duly executed under its corporate seal.

         Dated:

                                        LOEWEN GROUP INTERNATIONAL, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Physical Notes designated therein referred to in the within-mentioned Indenture.


                                        WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION


                                        By:
                                           ------------------------------------
                                           Authorized Officer

                                (Reverse of Note)

         1. INDENTURE. This Note is one of the duly authorized Seven-Year Notes of LGII designated as its 12 1/4% Senior Notes due [THE SEVENTH ANNIVERSARY OF THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION] (the "SEVEN-YEAR NOTES"), which may be issued under an indenture (herein called the "INDENTURE") dated as of [THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION], among Loewen Group International, Inc., a Delaware corporation, as issuer ("LGII") and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (herein called the "TRUSTEE," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of LGII, the Trustee and the Holders of the Seven-Year Notes, and of the terms upon which the Seven-Year Notes are, and are to be, authenticated and delivered.

         All capitalized terms used in this Note that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of LGII, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         2. REDEMPTION.

         (a) OPTIONAL REDEMPTION. LGII may not optionally redeem the Seven-Year Notes prior to the third anniversary of the Measurement Date. Beginning on the third anniversary of the Measurement Date, LGII may elect to redeem some or all of the Seven-Year Notes at the redemption prices (expressed as percentages of the principal amount of Seven-Year Notes being redeemed) set forth below plus accrued and unpaid interest to the relevant Redemption Date, if redeemed during the twelve-month period beginning on:

              Year                                                   Percentage
              ----                                                   ----------
              the 3rd anniversary of the Measurement Date            106.250
              the 4th anniversary of the Measurement Date            103.125
              the 5th or 6th anniversary of the Measurement Date     100.000



         (b) PARTIAL REDEMPTION. In the event of redemption of this Seven-Year
Note in part only, a new Seven-Year Note or Seven-Year Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         3. OFFERS TO PURCHASE. Section 4.11 of the Indenture provides that upon the occurrence of a Change of Control, and subject to further limitations contained therein, LGII shall make an offer to purchase certain amounts of the Seven-Year Notes in accordance with the procedures set forth in the Indenture.
Section 4.12 of the Indenture provides that upon the occurrence of certain Asset Sales, and subject to further limitations contained therein, LGII shall make an offer to purchase certain amounts of the Seven-Year Notes in accordance with the procedures set forth in the Indenture.

         4. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Seven-Year Notes, plus all accrued and unpaid interest, if any, to and including the date the Seven-Year Notes are paid, may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

         5. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of LGII under this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by LGII with certain conditions set forth therein.

         6. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of LGII and the rights of the Holders under the Indenture at any time by LGII and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Seven-Year Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Seven-Year Notes at the time outstanding, on behalf of the Holders of all the Seven-Year Notes, to waive compliance by LGII with certain provisions of the Indenture and certain past Defaults under the Indenture and this Seven-Year Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Seven-Year Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         8. DENOMINATIONS, TRANSFER AND EXCHANGE. The Seven-Year Notes are issuable only in registered form without coupons in denominations of $100 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Seven-Year Notes are exchangeable for a like aggregate principal amount of Seven-Year Notes of a different authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register of LGII, upon surrender of this Note for registration of transfer at the office or agency of LGII maintained for such purpose in the Borough of Manhattan in the City of New York or at such other office or agency of LGII as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Seven-Year Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any registration of transfer or exchange or redemption of Seven-Year Notes, but LGII may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         9. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, LGII, the Trustee and any agent of LGII or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither LGII, the Trustee nor any agent shall be affected by notice to the contrary.

         10. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Seven-Year Note purchased by LGII pursuant to
Section 4.11 or 4.12 of the Indenture, check the "Yes" box:

                                     Yes [ ]

         If you wish to have a portion of this Seven-Year Note purchased by LGII pursuant to Section 4.11 or 4.12 of the Indenture, state the amount:

                                   $__________


Date:                  Your Signature:
     --------------                   ------------------------------------------
                                      Sign exactly as your name appears on the other side of this Seven-Year Note)



Signature Guarantee:
                    ------------------

                                 ASSIGNMENT FORM

         If you the holder want to assign this Seven-Year Note, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Seven-Year Note to____________________

________________________________________________________________________________
              (Insert assignee's social security or tax ID number)

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Seven-Year Note on the books of LGII. The agent may substitute another to act for him.



Date:                  Your Signature:
     --------------                   ------------------------------------------
                                      Sign exactly as your name appears on the other side of this Seven-Year Note)



Signature Guarantee:
                    ------------------